UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ROYALTY PHARMA PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all appropriate boxes that apply):
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ROYALTY PHARMA

Proxy Statement and Notice of Annual General Meeting of Shareholders

2022

We accelerate innovation and transform patient lives globally

ROYALTY PHARMA

	Collaborate with Academia / Not-for-profits		Collaborate with Companies	
What We Do	▪ Acquire existing royalties from innovators		▪ Co-invest in clinical trials for future royalties ▪ Co-invest in biotech equity alongside royalties	
Our Partners	▪ Universities ▪ Research hospitals ▪ Not-for-profit foundations		▪ Large biopharma companies ▪ Biotech companies	
Examples	Cystic Fibrosis Foundation; Kalydeco, Orkambi, Trikafta	Memorial Sloan Kettering Cancer Center; Neupogen, Neulasta	Immunomedics; Trodelvy	Biohaven Pharmaceuticals; Nurtec ODT
Impact	Our $3.3 billion royalty acquisition provided capital that allowed the foundation to more than double funding to develop new lifesaving therapies & support CF patient care	Our $405 million royalty acquisition provided capital to reinvest in research and to fund part of the construction for one of the largest research centers in New York City	$250 million pre-approval funding in Trodelvy, now approved for triple negative breast cancer	$315 million pre-approval funding in Nurtec, now approved for migraine

Academic Institutions
EMORY UNIVERSITY
NYU
UCLA
Northwestern University
Charitable Foundations / Not-for-Profits
The Children's Hospital of Philadelphia
Memorial Sloan Kettering Cancer Center
MASSACHUSETTS GENERAL HOSPITAL
CYSTIC FIBROSIS FOUNDATION
ROYALTY PHARMA
Small / Mid-Cap Biotechnology & Other
Global Pharmaceutical Companies
SANOFI
astellas
Pfizer
Perrigo
AstraZeneca
gsk
Eisai

"These new funds give us a tremendous opportunity to supercharge our efforts to develop lifesaving new therapies, ensure that the best possible care and resources are available for people with CF, and pursue daring, new opportunities that one day may lead to a permanent, lifelong cure for this disease."

Robert Beall
President & CEO

CYSTIC FIBROSIS FOUNDATION

"This transaction will allow us to fully fund Biohaven's current pipeline portfolio through the end of 2019 and demonstrates the value of our late-stage CGRP receptor antagonist products in migraine."

Dr. Vlad Coric, MD
CEO & Director

biohaven pharmaceuticals

Letter from our Chairman and Chief Executive Officer

“As we pursue our mission to support our partners’ ability to meet health needs by increasing access to and efficiency of capital, we also recognize our responsibility to create value for all our stakeholders. We are focused on supporting ethical business practices, building a culture of integrity and trust, supporting our partners and fostering research and patient advocacy.”

Pablo Legorreta
Chairman and
Chief Executive Officer

April 28, 2022
Dear Fellow Shareholders:
On behalf of the board of directors of Royalty Pharma plc (the “Board”), it is our pleasure to invite you to the 2022 Annual General Meeting of Shareholders of Royalty Pharma plc (“Annual Meeting”), which will be held at 9 a.m. (U.S. Eastern Daylight Time) on Thursday, June 23, 2022.
This past year presented opportunities and challenges that were truly unique. We’re proud of the work Royalty Pharma has done with our partners to help make the research and development ecosystem more productive. Throughout the year, the Board and leadership of Royalty Pharma collaborated closely to ensure we met our commitments to a broad range of stakeholders, including our employees, partners, the community, suppliers, and of course, our shareholders.
Despite the challenges, we could not be prouder of the strong financial performance and strategic execution by Royalty Pharma. By leveraging our deep expertise and leading position at the heart of funding life science innovation, we are able to consistently replenish our royalty portfolio and drive compounding growth.
This Proxy Statement describes Royalty Pharma’s corporate governance policies and practices that foster the Board’s effective oversight of our business strategies and practices. A key component to our effective governance is the Board’s commitment to provide oversight and perspectives reflecting a diversity of independent views.
As part of our ongoing commitment to creating a balanced and effective Board, we are pleased to announce the nomination of David Hodgson for election to the Board at our Annual Meeting. Mr. Hodgson is Vice Chairman of General Atlantic and Chair of the Board of Directors of TriNet. He is an accomplished business leader who will bring significant insights and experience to Royalty Pharma.
William Ford will not seek re-election and will end his Board service in June. He has been a critical and instructive director, and we are grateful for his many contributions.
We believe our diversity of experiences, perspectives and skills contributes to the Board’s effectiveness in managing risk and providing guidance that positions Royalty Pharma for long-term success. Of the 10 Board nominees, 7 are independent, which includes our Lead Independent Director and all Committee chairs and members.
The accompanying Notice of Annual General Meeting and Proxy Statement describe the matters to be voted on at the Annual Meeting. We are making our proxy materials available electronically as the primary means of furnishing proxy materials to shareholders.
YOUR VOTE IS IMPORTANT. We encourage you to read the proxy materials and vote your shares as soon as possible. Shareholders may vote via the internet, by telephone or by completing and returning a proxy card.
As we look ahead, we continue to see tremendous opportunities for Royalty Pharma’s business and shareholder value creation, with the ability to deliver positive impacts to all of our stakeholders. We appreciate your investment in Royalty Pharma and thank you for the trust you place in us.
Sincerely,

Pablo Legorreta
Chairman and Chief Executive Officer
Royalty Pharma	2022 Proxy Statement | 3

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ROYALTY PHARMA PLC	TABLE OF CONTENTS
Notice of Annual General Meeting of Shareholders of Royalty Pharma PLC
Registered Company No. 12446913

Registered Office: The Pavilions,
Bridgwater Road, Bristol BS13 8AE,
United Kingdom
Date: Thursday, June 23, 2022

Time: 9:00 a.m. U.S. Eastern Daylight Time

Place: 110 East 59th Street New York, New York 10022

Record Date: Please refer to paragraph “Procedural Matters” in the section “General Information” of the Proxy Statement
How to Vote
Internet: You can vote your shares online at www.proxyvote.com

Telephone: In the U.S. or Canada, you can vote your shares by calling +1-800-690-6903

Mail: Follow the instructions in your proxy materials
Meeting Agenda:
1	Election of each of the ten director nominees listed in the accompanying Proxy Statement by separate ordinary resolutions.
2	Approve on a non-binding advisory basis the compensation of our named executive officers.
3	Ratify on a non-binding advisory basis the appointment of Ernst & Young LLP, as our independent registered public accounting firm.
4	Approve receipt of our U.K. Annual Report and Accounts for the fiscal year ended December 31, 2021.
5	Approve on a non-binding advisory basis our U.K. directors’ remuneration report in the U.K. Annual Report and Accounts (the “U.K. Directors’ Remuneration Report”).
6
Re-appoint Ernst & Young Chartered Accountants (“Ernst & Young”) as our U.K. statutory auditor under the U.K. Companies Act 2006 (the “U.K. Companies Act”), to hold office until the conclusion of the next general meeting of shareholders at which the U.K. annual report and accounts are presented to shareholders.

7	Authorize the board of directors to determine the remuneration of our U.K. statutory auditor.
8	Approve the terms of the agreements and counterparties pursuant to which we may purchase our Class A ordinary shares.

Each of the above resolutions will be proposed as an ordinary resolution (meaning that each such resolution will be approved if a simple majority of votes cast, whether in person or by proxy, for or against a resolution are cast in favor of the resolution).
Each Class A ordinary share and each Class B ordinary share that you own represents one vote. A list of shareholders will be available commencing June 13, 2022 at our principal executive offices during normal business hours. In the event there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.
Royalty Pharma	2022 Proxy Statement | 4

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ROYALTY PHARMA PLC	TABLE OF CONTENTS
A shareholder of record is entitled to appoint more than one proxy in relation to the Annual Meeting (provided that each proxy is appointed to exercise the rights attached to different shares). Such proxy need not be a shareholder of record of Royalty Pharma plc but must attend the Annual Meeting and vote as instructed by or on behalf of the shareholder of record for such vote to be counted. The proxy may exercise all or any of a shareholder’s right to attend the meeting, ask questions and vote at the Annual Meeting.
This Notice of Annual General Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about April 28, 2022 at www.proxyvote.com.
During the Annual Meeting, our Board (or the chair of the Annual Meeting) will present to our shareholders our U.K. statutory accounts together with our U.K. statutory reports, including the directors’ report, the strategic report, the directors’ remuneration report and the auditors’ report for the fiscal year ended December 31, 2021 (our “U.K. Annual Report and Accounts”).
The proxy materials include this notice, the Proxy Statement, our Annual Report on Form 10-K, U.K. Annual Report and Accounts and the enclosed proxy card. The Proxy Statement provides information about the agenda and related matters for the Annual Meeting. It also describes how our Board operates, includes information about its director candidates, and includes information about the other items of business to be conducted at the Annual Meeting.
If you attend the Annual Meeting, you will be asked to present valid picture identification before being admitted along with proof of share ownership (or a proxy from the record holder). Cameras, recording devices and other electronic devices will not be permitted. The Annual Meeting may not be recorded.
If it is determined that a change in the date, time or location of the Annual Meeting is advisable or required, an announcement of such changes will be made through a press release, additional proxy materials filed with the U.S. Securities and Exchange Commission, and on the Investors section of our website. Please check this website in advance of the meeting date if you are planning to attend in person.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.
By Order of the Board of Directors,

George Lloyd
Executive Vice President, Investments & General Counsel

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2022

The Notice of Annual General Meeting of Shareholders, Proxy Statement, Annual Report on Form 10-K and U.K. Annual Report and Accounts are available at www.proxyvote.com.

Royalty Pharma	2022 Proxy Statement | 5

Forward Looking Statements and Non-GAAP Measures
This Proxy Statement contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective assets, our industry, our beliefs and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. You should evaluate all forward-looking statements made in this Proxy Statement in the context of the numerous risks outlined in Part I under Item 1A. under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and as updated by our Quarterly Reports on Form 10-Q along with other public filings we make with the SEC.
This Proxy Statement includes certain non-GAAP financial measures as defined under Rule 10(e) and Item 10 of Regulation S-K. We believe such measures provide meaningful information about our operating performance, together with a reconciliation of those measures, to the most directly comparable U.S. GAAP measures.
WEBSITE LINKS
The content in any website links included in this Proxy Statement is not incorporated herein and does not constitute a part of this Proxy Statement.
Royalty Pharma	2022 Proxy Statement | 6

TABLE OF CONTENTS	TABLE OF CONTENTS

In the Notice of Annual General Meeting and this Proxy Statement, references to “Royalty Pharma,” the “Company,” “we,” “us,” or “our” and similar expressions refer to Royalty Pharma plc and its subsidiaries and “Annual Meeting” refers to the annual general meeting of the shareholders of Royalty Pharma plc, unless the context of a particular reference requires otherwise. References to “shares” refer collectively to Class A ordinary shares and Class B ordinary shares of Royalty Pharma plc. The “Manager” refers to RP Management, LLC, a Delaware limited liability company, our external advisor which provides us with all advisory and day-to-day management services. Royalty Pharma plc is externally managed and does not employ its own personnel, but instead depends upon the Manager and its executive officers and employees for virtually all of the services it requires. In this Proxy Statement, references to an “employee” or “employees” and such similar expressions refer to such person’s or persons’ role at the Manager, unless the context of a particular reference requires otherwise.
Royalty Pharma	2022 Proxy Statement | 7

PROXY SUMMARY	TABLE OF CONTENTS
Proxy Summary
Date: Thursday, June 23, 2022

Time: 9:00 a.m. U.S. Eastern Daylight Time

Place: 110 East 59th Street New York, New York 10022

Record Date: Please refer to paragraph “Procedural Matters” in the section “General Information” of the Proxy Statement

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not include all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Who We Are
We are the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry. Since our founding in 1996, we have been pioneers in the royalty market, collaborating with innovators from academic institutions, research hospitals and non-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. We have assembled a portfolio of royalties which entitles us to payments based directly on the top-line sales of many of the industry’s leading therapies, including AbbVie and Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, Biogen’s Tysabri, Johnson & Johnson’s Tremfya, Gilead’s Trodelvy, Merck’s Januvia, Novartis’ Promacta, Vertex’s Kalydeco, Orkambi, Symdeko and Trikafta, and ten development-stage product candidates. We fund innovation in the biopharmaceutical industry both directly and indirectly—directly when we partner with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when we acquire existing royalties from the original innovators. We believe that our significant scale, flexible business model and extensive expertise uniquely position us to take advantage of the increasing innovation in the biopharmaceutical industry. We seek to create favorable outcomes for all parties and play an important role in providing capital to the biopharmaceutical ecosystem that supports innovation and positively impacts human health.
Our Structure
We were incorporated under the laws of England and Wales on February 6, 2020. We completed an initial public offering (“IPO”) of our Class A ordinary shares and began trading on the Nasdaq Global Select Market (“Nasdaq”) on June 16, 2020 under the symbol “RPRX.” Our IPO was conducted through what is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies when they decide to undertake an IPO.
In connection with our IPO, we consummated an exchange offer on February 11, 2020. Through the exchange offer, investors representing 82% of the economic interest in the various partnerships (the “Legacy Investors Partnerships”) that owned Royalty Pharma Investments, an Irish Unit Trust (“Old RPI”), exchanged their limited partnership interests in the Legacy Investors Partnerships for limited partnership interests in RPI US Partners 2019, LP, a Delaware limited partnership (the “Continuing US Investors Partnership”), and RPI International Holdings 2019, LP, a Cayman Islands exempted limited partnership (the “Continuing International Investors Partnership” and, together with the Continuing US Investors Partnership, the “Continuing Investors Partnerships”). The exchange offer transaction together with (i) the concurrent incurrence of indebtedness under senior secured credit facilities and (ii) the issuance of additional interests in Continuing Investors Partnerships to satisfy performance payments payable in respect of assets acquired prior to the date of the IPO are referred to as the “Exchange Offer Transactions.”
We operate and control the business affairs of Royalty Pharma Holdings Ltd. (“RP Holdings”) through our controlling ownership of the Class A ordinary shares of RP Holdings. Following June 30, 2020, Old RPI ceased making new investments and we have made and plan to make new investments solely through our subsidiaries. RP Holdings is the sole owner of Royalty Pharma Investments 2019 ICAV (“RPI”), which is an Irish collective asset management entity that was formed to facilitate the Exchange Offer Transactions and is the successor of Old RPI. In connection with the IPO, we, RP Holdings and RPI entered into management agreements with the Manager (collectively, the “Management Agreement”).
Royalty Pharma	2022 Proxy Statement | 8

PROXY SUMMARY	TABLE OF CONTENTS
We have no personnel of our own. Historically, our business has been managed by the Manager and will continue to be managed by the Manager pursuant to the Management Agreement. Under the Management Agreement, the Manager manages the existing assets of our business and sources and evaluates new royalty acquisitions. Our advisory team for purposes of the Management Agreement currently consists of a team of experienced management personnel, as detailed in “Executive Officers.”
We have two classes of voting shares: Class A ordinary shares and Class B ordinary shares, each of which has one vote per share. Our Class B ordinary shares are not publicly traded and holders of Class B ordinary shares represent the Continuing Investors Partnerships, which hold a number of our Class B ordinary shares equal to the number of RP Holdings Class B ordinary shares held by them. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of shareholders, except as otherwise required by applicable law, with each share entitled to one vote.
Performance Highlights
Financial, operational and strategic highlights for 2021 include:
$2BN	$2.1BN	$1.8BN	$2.7BN
FY 2021 CASH FROM OPERATING ACTIVITIES	FY 2021 ADJUSTED CASH RECEIPTS(1)	FY 2021 ADJUSTED CASH FLOW(1)	FY 2021 ANOUNCED VALUE OF TRANSACTIONS
45+	14	~13 Years	$1.8BN
APPROVED AND DEVELOPMENT-STAGE PRODUCTS	BLOCKBUSTER $1BN+ THERAPIES IN PORTFOLIO	PORTFOLIO WEIGHTED AVERAGE ROYALTY DURATION	AVERAGE ANNUAL CAPITAL DEPLOYMENT SINCE 2012
(1)	Refer to the section titled “Non-GAAP Reconciliations” of our Annual Report on Form 10-K for reconciliation of this non-GAAP measures to its corresponding GAAP measure.
Our 2021 performance showcases our capabilities and how we create long-term value for our people, community and shareholders.
Our Director Nominees
The following table provides summary information about each director nominee, and the expected composition of each Board committee following the Annual Meeting, assuming each director nominee is elected. All of the director nominees, except Mr. Hodgson, who is seeking election as a director for a term that would begin on the date of the Annual Meeting, are currently members of the Board and have been directors since 2020. Mr. Ford is not seeking re-election and his Board service will end on the date of the Annual Meeting.
Name	Age(1)	Primary Occupation	Independent	A	MDCC	NCG	Other Public Boards
Pablo Legorreta Chairman and CEO	58	Chairman and CEO, Royalty Pharma plc					1
Henry Fernandez Lead Independent Director	63	Chairman and CEO, MSCI Inc.		M			1
Bonnie Bassler, Ph.D.	59	Chair, Department of Molecular Biology at Princeton University			M		3
Errol De Souza, Ph.D.	68	Executive Chairman, Bionomics Ltd.			M	C	3
Catherine Engelbert	57	Commissioner, Women’s National Basketball Association		M			1
M. Germano Giuliani	50	Entrepreneur, Former Chairman and CEO, CFO, Giuliani SpA					1
David Hodgson	64	Vice Chairman, General Atlantic			C	M	2
Ted Love, M.D.	63	President and CEO, Global Blood Therapeutics, Inc.				M	2
Gregory Norden	64	Former CFO, Wyeth		C	M	M	3
Rory Riggs	68	CEO, Syntax & Locus Analytics					1
(1)	Age as of the Record Date of the 2022 Annual Meeting.
A - Audit Committee MDCC - Management Development and Compensation Committee NCG - Nominating and Corporate Governance Committee
C - Chairperson M - Member
Royalty Pharma	2022 Proxy Statement | 9

PROXY SUMMARY	TABLE OF CONTENTS
Board Composition
Royalty Pharma maintains a diverse Board, which represents a wide range of experience and perspectives important to enhancing the Board’s effectiveness in fulfilling its oversight role. Below we highlight the composition of our director nominees.

The table below provides certain highlights of the composition of our Board members and nominees as of April 28, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (As of April 28, 2022)
Total Number of Directors	10
Part I: Gender Identity
	Female	Male
Directors	2	8
Part II: Demographic
African American or Black	0	1
South Asian	0	1
Hispanic or Latinx	0	2
White	2	4
Royalty Pharma	2022 Proxy Statement | 10

PROXY SUMMARY	TABLE OF CONTENTS
Board Skills and Experience
The table below summarizes key qualifications, skills, or attributes most relevant to the decision to nominate the director to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board relies most. The lack of a mark does not mean the director does not possess that qualification or skill. Each director biography below describes these qualifications and relevant experience in more detail. We believe the table below demonstrates the breadth and diversity of the collective experience, expertise, and skills of our Board.

Name	Leadership	Finance / Accounting	Science / Biotech	Business Strategy	Research/ Academic	Technology	Risk Management	Public Company CEO
Pablo Legorreta
Henry Fernandez
Bonnie Bassler, Ph.D.
Errol De Souza, Ph.D.
Catherine Engelbert
M. Germano Giuliani
David Hodgson
Ted Love, M.D.
Gregory Norden
Rory Riggs
Royalty Pharma	2022 Proxy Statement | 11

PROXY SUMMARY	TABLE OF CONTENTS
Our Strategy
We have a clear strategic plan to drive rapid and value-enhancing growth:
•	Acquire existing royalties on market-leading or late-stage development therapies with strong proof of concept;
•	Acquire newly-created royalties on market-leading or late-stage development therapies with strong proof of concept;
•	Provide additional funding to support acquisition of existing and synthetic royalties;
•	Acquire royalties by facilitating M&A transactions; and
•	Leverage our team’s capabilities in business adjacencies.
Our Points of Differentiation
We have established a number of significant points of differentiation that will enable us to further advance our leadership position and our status as a partner of choice to the biopharmaceutical ecosystem:
•	We are the leader in acquiring biopharmaceutical royalties with exposure to transformative therapies;
•	We have a significant cost of capital advantage with deep capital markets access;
•	We have a highly flexible business model that provides revenue and profit diversification;
•	We have management continuity and shareholder alignment; and
•	We have access to the entire research and development ecosystem.
ESG Highlights
Our responsibility to stakeholders is based around three key areas:
•	Integrity (maintaining the highest ethical standards);
•	Culture (promoting an inclusive and diverse workforce); and
•	Taking responsibility (being a responsible citizen).
To foster these principles, we have committed to promote an inclusive culture, including through our commitment to numerous social impact initiatives, employee development and comprehensive benefits. See “ESG at Royalty Pharma” for more detail on our culture and these commitments and initiatives. In addition, environmental, social and governance (“ESG”) topics are top priorities of our management and Board, with primary oversight of ESG by the Nominating and Corporate Governance Committee with regular Board review.
Compensation Philosophy and Highlights
We are externally managed and do not directly employ our executive officers. Our Management Development and Compensation Committee therefore is not responsible for designing the executive compensation program for our executive officers. However, our Manager strives to create an executive compensation program to balance the goals of attracting, motivating, rewarding, and retaining our executive officers, including our named executive officers, with the goal of promoting the interests of our shareholders. Our Manager’s executive compensation policies and practices are designed to ensure that its compensation program is consistent with our short-term and long-term goals and include:
•	A Management Development and Compensation Committee comprised of all independent directors;
•	Annual review of the compensation of the Manager;
•	At-risk compensation;
•	Multi-year vesting requirements; and
•	Pay-for-performance philosophy.
The annual compensation of our executive officers for our year ended December 31, 2021, including our named executive officers, is structured by our Manager using three principal elements: base salary, annual bonus and Equity Performance Awards. Please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement for a full description of our Manager’s compensation philosophy, policies and practices.
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PROXY SUMMARY	TABLE OF CONTENTS
Governance and Board Best Practices
We accelerate innovation in life sciences by making the research and development ecosystem more productive, which we cannot fulfill with a narrow or short-term focus. Our adoption of leading governance practices fosters our sustained business success over the long term. Strong corporate governance, informed by participation from our shareholders, is essential to achieving our goals. Following a review of our compensation and governance policies and practices, members of management undertook a comprehensive shareholder outreach campaign that covered a cross-section of shareholders owning more than 50% of our shares. Based on our shareholder engagement, we made several governance enhancements which include:
•	Executive Share Ownership Guidelines for our named executive officers;
•	Enhanced compensation Clawback Policy with an expanded misconduct trigger; and
•	Provided detailed disclosure regarding our Policy on Mitigating Pledging Risk.
Additional information can be found under “Shareholder Engagement” below.
Our Board believes that having a diverse mix of directors with complementary qualifications, expertise and attributes is essential to meeting its oversight responsibility. Having an independent Board is a core element of our governance philosophy. Of our 10 Board nominees, 9 are not members of management, of which 7 are independent.
Independent, Effective Board Oversight

 • Lead Independent Director
 • 7 out of 10 director nominees are independent
 • All committee chairs and members are independent
 • Board committed to maintaining an average tenure of 10 years or less for its independent directors as a group
 • Board committed to actively seeking highly qualified women and individuals from minority groups to include in the pool of potential Board nominees
 • Executive sessions follow all Board and committee meetings

 • Annual Board and committee self-evaluations using anonymous surveys to conduct the evaluations
 • Director orientation and continuing education programs for directors
 • Board approval required for related person transactions, including for any direct or indirect involvement of an executive officer or a director, or any of their family members, in our business activities
 • Insider Trading Policy to prohibit hedging and speculative trading of our securities
 • Policy on Mitigating Pledging Risk with quarterly risk reviews

Shareholder Rights

 • Each share has equal voting rights
 • All directors are elected annually
 • Directors are elected by majority vote
 • Shareholder right to call general meetings
 • Annual advisory shareholder vote on executive compensation

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PROXY SUMMARY	TABLE OF CONTENTS
Voting Matters
Proposals		Board Vote Recommendation	Page Reference
1	Election of Directors	“FOR” Each Nominee	15
2	Vote on a Non-Binding Advisory Basis on the Compensation of Our Named Executive Officers	“FOR”	49
3	Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”	64
4	Vote to Receive U.K. Annual Report and Accounts	“FOR”	66
5	Vote on a Non-Binding Advisory Basis to Approve the U.K. Directors’ Remuneration Report	“FOR”	67
6	Vote to Approve the Re-Appointment of the U.K. Statutory Auditor	“FOR”	68
7	Vote to Authorize the Board of Directors to Determine the Remuneration of the U.K. Statutory Auditor	“FOR”	69
8	Vote to Approve the Terms of the Agreements and Counterparties pursuant to which We May Purchase our Class A Ordinary Shares	“FOR”	70
Resolutions in proposals 1-8 will be proposed during the Annual Meeting as ordinary resolutions, which means that, assuming a quorum is present, each such resolution will be approved if a simple majority of votes cast (whether in person or by proxy) for or against a resolution are cast in favor of the resolution.
Further details of the proposals are set out in the Proxy Statement under the relevant descriptions of the proposals.
With respect to the non-binding advisory votes in proposals 2 and 5, the result of the vote for each proposal will not require our Board to take any action. Our Board values the opinions of our shareholders as expressed through advisory votes and other communications. Our Board will carefully consider the outcome of the advisory vote on each proposal.
Proposal 1. Each of the proposed directors will be elected if a simple majority of votes cast at the Annual Meeting (whether in person or by proxy) for or against a resolution are cast in favor of the proposed election. This means that each of the director nominees must receive the simple majority of votes cast (whether in person or by proxy) for that director nominee to be elected to our Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” for each director nominee. If you “ABSTAIN,” your votes will be counted for purposes of establishing a quorum, but will not be taken into account in determining the outcome of the proposal. This proposal is considered a non-routine matter, so if you are a street name shareholder, your broker, bank, or other nominee is not permitted to vote your shares on this proposal without your instruction (a “Broker Non-Vote”). Broker Non-Votes are not treated as entitled to cast a vote and, therefore, will have no impact on the proposal.
Proposals 2,4,5,7 and 8. Each proposal will be approved if a simple majority of votes cast at the Annual Meeting (whether in person or by proxy) for or against a resolution are cast in favor of the resolution. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of these proposals. If you “ABSTAIN,” your votes will be counted for purposes of establishing a quorum, but will not be taken into account in determining the outcome of the proposal. Broker Non-Votes are not treated as entitled to cast a vote and, therefore, will have no impact on the proposals.
Proposals 3 and 6. Each proposal will be approved if a simple majority of votes cast at the Annual Meeting (whether in person or by proxy) for or against a resolution are cast in favor of the resolution. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of these proposals. If you “ABSTAIN,” your votes will be counted for purposes of establishing a quorum, but will not be taken into account in determining the outcome of the proposal. These proposals are considered “routine” matters, so if you are a street name shareholder, your broker, bank, or other nominee has the discretion to vote your shares on each of these proposals even if your broker does not receive voting instructions from you.
Certain proposals on which shareholders are being asked to vote are customary, or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, proposals 4 through 8 are customary proposals, and may be mandated by English law.
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Proposal 1 ELECTION OF DIRECTORS
The Board recommends that shareholders vote “FOR” the election of each of the director nominees.
The nominees for election as directors are Pablo Legorreta, Henry Fernandez, Bonnie Bassler, Errol De Souza, Catherine Engelbert, M. Germano Giuliani, David Hodgson, Ted Love, Gregory Norden and Rory Riggs. William Ford is not seeking re-election and his Board service will end on the date of the Annual Meeting. David Hodgson has been nominated for election as a director at the Annual Meeting. If elected, his term will begin on the date of the Annual Meeting. Each of these nominees have been nominated by the Nominating and Corporate Governance Committee in accordance with our Articles of Association. Each nominee has consented to be named a director nominee in this Proxy Statement, and has indicated a willingness to serve if elected.
The term of our director nominees will expire at the 2023 Annual General Meeting of Shareholders, with each director to hold office until his or her successor is duly elected or until the earlier of his or her death, resignation, retirement or removal.
Unless authority to vote for a particular nominee is exercised differently, the shares represented by the enclosed proxy will be voted “FOR” the election of each director nominee.
Information about the director nominees, including their ages, specific experience, qualifications and skills that led our Board to the conclusion that the director should be nominated to serve on our Board, are set forth below. There are no family relationships among any of our directors.
Our Director Nominees
Directors	Pablo Legorreta	Henry Fernandez	Bonnie Bassler	Errol De Souza	Catherine Engelbert	M. Germano Giuliani	David Hodgson	Ted Love	Gregory Norden	Rory Riggs
Age / Gender(1)
Age(1)	58	63	59	68	57	50	64	63	64	68
Gender	M	M	F	M	F	M	M	M	M	M
Skills and Experience
Leadership	•	•		•	•	•	•	•	•	•
Finance / Accounting		•			•	•	•		•	•
Science / Biotech	•		•	•		•		•	•	•
Business Strategy	•	•		•	•	•	•	•	•	•
Research / Academic			•	•				•
Technology		•	•	•	•	•	•	•	•	•
Risk Management	•	•		•	•		•	•	•	•
Public Company CEO	•	•		•				•
Race / Ethnicity / Nationality(2)
African American								•
South Asian				•
Hispanic or Latinx	•	•
White			•		•	•	•		•	•
Born outside the U.S.	•	•		•		•
(1)	Age as of the Record Date of the 2022 Annual Meeting.
(2)	Diversity characteristics based on information self-identified by each director to the Company.
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PROPOSAL 1 - ELECTION OF DIRECTORS	TABLE OF CONTENTS
Director Nominees
The Board recommends that shareholders vote “FOR” the election of each of the director nominees.

Pablo Legorreta Chairmen and CEO Age: 58 Director Since 2020 Birthplace: Mexico Committees: None	Pablo Legorreta

Experience:
Pablo Legorreta has been our Chief Executive Officer and Chairman of the Board since inception. Previously, Mr. Legorreta was an investment banker at Lazard Frères in Paris and New York. Mr. Legorreta is also a co-founder of Pharmakon Advisors, a leading provider of debt capital to the biopharmaceutical industry. Mr. Legorreta received a degree in industrial engineering from Universidad Iberoamericana in Mexico City.

Other Public Company Directorships:
Epizyme, Inc. (2019-present)

Qualifications:
Mr. Legorreta brings over 25 years of leadership experience and a demonstrated track record for delivering strong business results. Mr. Legorreta has deep knowledge of investing in biopharma as he has built and managed Royalty Pharma, the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, which contributes an important perspective to our Board’s discussion of opportunities and challenges in a rapidly evolving business environment. We also benefit from his extensive experience in the biopharmaceutical industry which enables him to bring a broad perspective of the issues facing our industry.

Henry Fernandez Lead Independent Director Age: 63 Director Since 2020 Birthplace: Mexico Committees: • Audit Committee (Member)	Henry Fernandez

Experience:
Henry Fernandez has been a member of our Board since July 2020. Mr. Fernandez has served as a director and Chairman of the board of directors of MSCI Inc. (“MSCI”) since 2007 and as MSCI’s CEO since 1998. He served as MSCI’s President from 1998 to 2017. Before leading MSCI’s transition to becoming a fully independent, public company in 2007, Mr. Fernandez was a Managing Director at Morgan Stanley. Mr. Fernandez holds a Bachelor of Arts in economics from Georgetown University, an M.B.A. from the Stanford University Graduate School of Business and pursued doctoral studies in economics at Princeton University.

Other Public Company Directorships:
MSCI (2007-present)

Qualifications:
Mr. Fernandez was selected to serve on our Board because of his extensive finance, board and leadership experience. Mr. Fernandez brings additional insight to the Board and management acquired by leading the internal and external growth of MSCI, founding two private equity investment firms and working in various areas at Morgan Stanley. This expertise will remain vital to the Board in its oversight of Royalty Pharma’s growth plans and competitive strategies.

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Bonnie Bassler, Ph.D. Independent Director Age: 59 Director since 2020 Birthplace: United States Committees: • Management Development and Compensation Committee (Member)	Bonnie Bassler, Ph.D.

Experience:
Bonnie Bassler, Ph.D. has been a member of our Board since June 2020. Dr. Bassler currently serves in several roles at Princeton University, including, Chair of the Department of Molecular Biology since 2013, associated faculty member of the Department of Chemistry since 2010, Investigator at the Howard Hughes Medical Institute since 2005, Professor in the Department of Molecular Biology since 1994, and associate faculty member of the Princeton Environmental Institute since 1996. Previously, Dr. Bassler served as the Director of the Council on Science and Technology at Princeton University from July 2008 to June 2013. Dr. Bassler has served as a Trustee of the Alfred P. Sloan Foundation since 2014. Dr. Bassler served as a board member of the American Association for the Advancement of Science from January 2012 to December 2016. She was a member of the National Science Board from January 2010 until May 2016. Dr. Bassler has been elected to the National Academy of Sciences, the National Academy of Medicine, and the Royal Society, among other honorific organizations. She received a B.S. in biochemistry from the University of California-Davis and a Ph.D. in biochemistry from the John Hopkins University.

Other Public Company Directorships:
Cidara Therapeutics, Inc. (2021-present)
Kaleido Biosciences, Inc. (2018-present)
Regeneron Pharmaceuticals, Inc. (2016-present)

Qualifications:
Dr. Bassler was selected to serve on our Board because of her extensive scientific knowledge and her scientific and academic career and accomplishments, as well as her experience serving on boards across academia and the biopharma industry.

Errol De Souza, Ph.D.
Independent Director
Age: 68
Director since 2020
Birthplace: India
Committees:
 • Management
Development and
Compensation Committee
(Member)
 • Nominating and Corporate
Governance Committee
(Chair)
Errol De Souza, Ph.D.

Experience:
Errol De Souza, Ph.D. has been a member of our Board since June 2020 and was a member of the Investment Committee of Royalty Pharma from 2008 to June 2020. Previously, Dr. De Souza held various management positions at companies including President, CEO & Director at Biodel from March 2010 to January 2016, Founder, Executive Vice President of R&D and Director at Neurocrine Biosciences from October 1992 to August 1998, President, CEO & Director at Synaptic Pharmaceutical Corporation from September 2002 to March 2003, and Senior Vice President & Head of US R&D at Hoechst Marion Roussel Pharmaceuticals and Aventis Pharmaceuticals (now Sanofi) from September 1998 to September 2002. Dr. De Souza has a B.A. in physiology from the University of Toronto and a Ph.D. in neuroendocrinology from the University of Toronto and was a postdoctoral fellow in neuroscience at The Johns Hopkins University School of Medicine.

Other Public Company Directorships:
Bionomics Ltd. (2008-present)
Catalyst Biosciences, Inc. (2015-present)
Cyclerion Therapeutics, Inc. (2021-present)

Qualifications:
Dr. De Souza was selected to serve on our Board because of his deep expertise in the biopharmaceutical industry, having founded companies and served as executive chairman, president and CEO of several public and private biopharmaceutical companies.

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Catherine Engelbert Independent Director Age: 57 Director since 2020 Birthplace: United States Committees: • Audit Committee (Member)	Catherine Engelbert

Experience:
Catherine Engelbert has been a member of our Board since June 2020. Ms. Engelbert was with Deloitte from 1986 through 2019, and held various senior positions, including as a partner serving the pharmaceutical and life sciences practice for over two decades, and then as CEO from 2014 to 2019. In July 2019, Ms. Engelbert became the first Commissioner of the Women’s National Basketball Association. Ms. Engelbert previously served on the board of Deloitte and as the first woman chair of the Center for Audit Quality Governing Board. Ms. Engelbert also served as the first woman chair of the Catalyst Board, a global non-profit organization that promotes inclusive workplaces for women. She was a founding member of the CEO Action for Diversity and Inclusion, is a vice chair of the Partnership for New York City and previously served as a member of the Business Roundtable, where she sat on the Education & Workforce and Immigration committees.

Other Public Company Directorships:
McDonald's Corporation (2019-present)

Qualifications:
Ms. Engelbert was selected to serve on our Board because her experience as Commissioner of a professional sports league and as former chief executive officer of Deloitte LLP provides knowledge of global business operations, finance, leadership, strategy and risk management matters. Having led a firm of 100,000 professionals at Deloitte LLP, she also brings significant experience in talent management. She is a Certified Public Accountant. Ms. Engelbert’s qualification as an “audit committee financial expert” is an important attribute as a member of our Audit Committee.

Germano Giuliani Non-Management Director Age: 50 Director since 2020 Birthplace: United Kingdom Committees: None	M. Germano Giuliani

Experience:
M. Germano Giuliani has been a member of our Board since June 2020 and was a member of the Investment Committee of Royalty Pharma from 2000 to June 2020. Since 2015, Mr. Giuliani has been an entrepreneur. Previously, he served as the chief financial officer, chairman and chief executive officer of Giuliani SpA. Mr. Giuliani has a degree in economics and commerce from the Catholic University of the Sacred Heart in Milan, Italy.

Other Public Company Directorships:
HBM Healthcare Investments AG (2012-present)

Qualifications:
Mr. Giuliani was selected to serve on our Board because of his extensive global management experience, financial acumen, investment expertise and investor insights, along with his public company board experience.

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David Hodgson
Independent Director
Age: 64
Director Nominee
Birthplace: United States
Committees:
 • Management Development
and Compensation
Committee (Chair)
 • Nominating and
Corporate Governance
Committee (Member)
David Hodgson

Experience:
David Hodgson has been nominated to serve as a member of our Board and is standing for election at the 2022 Annual Meeting. Mr. Hodgson is a Managing Director and Vice Chairman of General Atlantic, a global growth private equity firm. Mr. Hodgson serves on the board of directors of Johns Hopkins HealthCare and Johns Hopkins Medicine International. Mr. Hodgson holds an A.B. in Mathematics and Social Sciences from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business.

Other Public Company Directorships:
TriNet Group, Inc. (2005-present)
Alignment Healthcare, Inc. (2014-present)

Qualifications:
Mr. Hodgson was selected to serve on our Board because of his extensive management and board experience acquired over his 35 years at General Atlantic, one of the world’s leading growth equity investment firms, and his extensive knowledge of business, finance and strategic transactions, which provide valuable insight for our long-term corporate and business strategy.

Ted Love, M.D. Independent Director Age: 63 Director since 2020 Birthplace: United States Committees: • Nominating and Corporate Governance Committee (Member)	Ted Love, M.D.

Experience:
Ted Love, M.D. has been a member of our Board since July 2020. Dr. Love has served as president and chief executive officer of Global Blood Therapeutics, Inc since June 2014. From February 2010 to August 2012, he served as executive vice president, research and development and technical operations, at Onyx Pharmaceuticals, Inc. Prior to Onyx, from 2001 to January 2009, Dr. Love served as president, chief executive officer and chairman of Nuvelo, Inc. Prior to that, he served as senior vice president, development, at Theravance, Inc. from 1998 to 2001. Previously, he spent six years at Genentech, Inc., where he held a number of senior management positions in medical affairs and product development and served as chairman of Genentech’s Product Development Committee. Dr. Love served as a consultant in medicine in the Department of Cardiology at the Massachusetts General Hospital. Within the past five years, Dr. Love previously served on the board of directors of Amicus Therapeutics, Inc., a biotechnology company, and Cascadian Therapeutics, Inc., a biopharmaceutical company. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School. He completed a residency in internal medicine and a fellowship in cardiology at the Massachusetts General Hospital.

Other Public Company Directorships:
Global Blood Therapeutics, Inc. (2014-present)
Seagen Inc. (2020-present)

Qualifications:
Dr. Love was selected to serve on our Board because of his more than 20 years of leadership and management experience in the biopharmaceutical industry, including Global Blood Therapeutics, Inc. and Onyx Pharmaceuticals, Inc., in addition to his prior experience as a practicing physician. He brings both strong business expertise and knowledge of patient perspectives to our Board.

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Gregory Norden
Independent Director
Age: 64
Director since 2020
Birthplace: United States
Committees:
 • Audit Committee (Chair)
 • Management Development
and Compensation
Committee (Member)
 • Nominating and Corporate
Governance Committee
(Member)
Gregory Norden

Experience:
Gregory Norden has been a member of our Board since June 2020 and was a member of the Investment Committee of Royalty Pharma from 2014 to June 2020. From 1989 to 2010, Mr. Norden held various senior positions at Wyeth, including most recently as Chief Financial Officer. Mr. Norden started his career with Arthur Andersen & Company. Mr. Norden is a former director of Human Genome Sciences, Univision, where he served until 2020, and Welch Allyn.

Other Public Company Directorships:
NanoString Technologies, Inc. (2012-present)
Praxis Precision Medicines, Inc. (2019-present)
Zoetis Inc. (2013-present)

Qualifications:
Mr. Norden was selected to serve on our Board because of his vast financial and accounting expertise and along with his extensive public company board experience. As former chief financial officer of Wyeth, Mr. Norden has broad knowledge of global business operations, finance, leadership, strategy and risk management matters. Mr. Norden’s qualification as an “audit committee financial expert” is an important attribute as Chair of our Audit Committee.

Rory Riggs Non-Management Director Age: 68 Director since 2020 Birthplace: United States Committees: None	Rory Riggs

Experience:
Rory Riggs has been a member of our Board since June 2020 and was a member of the Investment Committee of Royalty Pharma from 2000 to June 2020. Mr. Riggs co-founded Royalty Pharma Investments in 1996 and served as the chairman of its investment committee from 2003 to 2020. Since April 2010, Mr. Riggs has served as founder and Chief Executive Officer of Syntax, LLC and Locus Analytics, LLC, sister development-stage ventures focused on creating a new information technology platform for business and finance. Mr. Riggs has a B.A. from Middlebury College and an MBA from Columbia University.

Other Public Company Directorships:
FibroGen, Inc. (1993-present)
Intra-cellular Therapies, Inc. (2014-present)
StageZero Life Sciences, Ltd. (2013-present)

Qualifications:
Mr. Riggs was selected to serve on our Board because of his valuable industry knowledge, management expertise, investment structuring and financial acumen along with his vast experience as a founder, executive officer and director of successful companies in the biopharmaceutical industry.

Recommendation and Required Vote
For a director nominee to be elected, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the director nominee’s election. Separate resolutions for the election of each nominee will be submitted for shareholder vote at the Annual Meeting. Our Board believes that the election of each director nominee is advisable and in the best interests of Royalty Pharma and our shareholders.
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CORPORATE GOVERNANCE	TABLE OF CONTENTS
CORPORATE GOVERNANCE
The Board is committed to continually improving its corporate governance processes, practices and procedures. Our governance policies and structures are designed to promote the Board’s thoughtful oversight of Royalty Pharma and ensure intelligent risk-taking, with the goal of furthering our long-term strategic goals. Highlights include:
Shares have equal voting rights
An increasingly diverse Board with the appropriate mix of skills, experience and perspective
A Lead Independent Director with meaningful role and responsibilities
Assuming all director nominees are elected at the Annual Meeting, seven of our ten directors will be independent under the Nasdaq listing standards
Directors are elected annually under a majority voting standard
All committees of the Board are fully independent
Robust share ownership requirements for independent directors and executive officers
Insider Trading Policy prohibits short sales, transactions in derivatives and hedging of our securities; and robust Policy on Mitigating Pledging Risk with quarterly risk reviews
Our Board and committees conduct annual performance self-evaluation
Our Board regularly receives training and updates on ethics, compliance and governance
Our Board is focused on ESG topics, including human capital and environmental issues
Corporate Governance Guidelines
Royalty Pharma has adopted a set of Corporate Governance Guidelines which are available on our website at www.royaltypharma.com, under “Investors—Governance.” Among the topics addressed in our Corporate Governance Guidelines are:
•	Board independence and qualifications	•	Conflicts of interest
•	Executive sessions of directors	•	Share ownership
•	Board leadership structure	•	Board access to management
•	Director qualification standards	•	Board access to independent advisors
•	Director orientation and continuing education	•	Board and committee self-evaluations
•	Limits on director service on other boards	•	Frequency of board meetings
•	Notification of a change of principal occupation	•	Meeting attendance by directors & non-directors
•	Term limits	•	Duties of board committees
•	Director compensation	•	Leadership team succession planning
Limits on Director Service on Other Boards
We have a highly effective and engaged Board, and we believe that our directors’ outside directorships enable them to contribute valuable knowledge and experience to the Board. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding to compromise the ability of these directors to effectively serve on the Board. Our Corporate Governance Guidelines limit each director’s service on other boards of public companies to a number that permits them, given their individual circumstances, to responsibly perform all director duties and, in all events, this service may not exceed three other public company boards for directors not serving as an
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executive officer of a public company and one other public company for a director serving as an executive officer of a public company. Further, the ability of each director to devote sufficient time and attention to director duties is expressly considered as part of the annual Board and committee self-evaluation process, which aims to evaluate the effectiveness and engagement of Royalty Pharma’s directors, including in the context of their external commitments.
While the Board considers its directors’ outside directorships during this evaluation process, the Board recognizes that this is one of many outside obligations which could potentially impair a director’s capacity to dedicate sufficient time and focus to their service on the Board. As such, the Board evaluates many factors when assessing the effectiveness and active involvement of each director. Such other factors include:
•	the director’s attendance at Board and committee meetings;
•	the director’s participation and level of engagement during these meetings;
•	the role played by the director on our Board, as well as on his or her outside boards, including committee membership and chair positions; and
•
the experience and expertise of the director, including both relevant industry experience and service on other (related) public company boards, which enables the director to serve on multiple boards effectively.

Therefore, on a case-by-case basis, it may be appropriate for the Board to impose further restrictions on outside board service or waive this requirement as to any director if it deems a waiver to be in the best interests of the Company and our shareholders. The Board has granted a waiver to its overboarding policy to each of Errol De Souza, Ph.D. and Ted Love, M.D. for the following reasons:
•
Drs. De Souza and Love have deep experience in leadership and management within the biopharmaceutical industry, which provides our Board with significant industry knowledge, strategic insights and operational and management expertise. Their experience on the boards of directors of other public companies will continue to benefit us by providing them with insight and experience that enhances their value to our Board;

•	Drs. De Souza and Love have attendance records that demonstrate a commitment to our Board, participating in 100% of quarterly Board meetings and 100% of Committee meetings;
•	Drs. De Souza and Love are appropriately engaged with management and the other members of the Board outside of meetings of the Board and their respective committees; and
•	Drs. De Souza and Love have experience, viewpoints, skills and demographic backgrounds that add to the diversity of our Board.
We schedule our Board and committee meetings two years in advance to ensure director availability and maximum participation. Directors serve for one-year terms; accordingly, there is an opportunity to evaluate annually each director’s ability to serve, which is further discussed in the “Annual Board and Committee Self-Evaluations” section below.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.royaltypharma.com, under “Investors—Governance.” If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waivers from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Political Activity and Spending
We recognize the importance of the political process and policy arena in supporting our mission to accelerate innovations in the life sciences through collaboration with innovators to make the research and development ecosystem more productive. However, we did not engage in any lobbying or political activities in 2021. In accordance with English company law, political donations are subject to prior authorization by a resolution of our shareholders. We have not made political donations or incurred any political expenditures in 2021. In addition, we have not made any contributions to any political party during 2021.
Director Independence
The listing rules of the Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of our Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees be independent.
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In addition, Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not during the past three years, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each director and nominee. In its most recent review, our Board determined that Bonnie Bassler, Errol De Souza, Catherine Engelbert, Henry Fernandez, William Ford, David Hodgson, Ted Love and Gregory Norden are “independent directors” as defined under the applicable rules, regulations, and listing standards of Nasdaq and the applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”). Our Board has also determined that all members of our Audit Committee, Management Development and Compensation Committee and Nominating and Corporate Governance Committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.
Board Leadership Structure
The Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board and makes such recommendations to our Board with respect thereto as appropriate. When the positions of chairman and chief executive officer are held by the same person, our Board may designate a “lead independent director”.
The responsibilities of the lead independent director include:
•	presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors;
•	approving meeting schedules and agendas of the Board;
•	acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board; and
•	performing such other functions and responsibilities as requested by our Board from time to time.
Our Board determined that having our Chief Executive Officer also serve as the Chairman of our Board provides us with optimally effective leadership and is in our best interests and those of our shareholders. Mr. Legorreta founded and has led our company since its inception. Our Board believes that Mr. Legorreta’s strategic vision for our business, his in-depth knowledge of our operations and the biopharmaceutical industry, and his experience serving on our Board and as Chief Executive Officer since our inception make him well qualified to serve as both Chairman of our Board and Chief Executive Officer.
Because Mr. Legorreta serves in both these roles, our Board appointed Mr. Fernandez to serve as our lead independent director. As lead independent director, Mr. Fernandez presides over periodic meetings of our independent directors, serves as a liaison between the Chairman of our Board and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate.
Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.
Robust Director and Executive Share Ownership Guidelines
We encourage directors and executive officers to own our shares. In order to complement our compensation programs and further align the interests of our directors and our named executive officers with those of our shareholders, our Board adopted Director Share Ownership Guidelines and Executive Share Ownership Guidelines pursuant to which the following persons are expected to own equity in the Company with the following aggregate market values:
Individual(s)	Guideline	Value ($)(1)
CEO	Greater of 5x base salary or 1,000,000 shares	40,000,000
Other Named Executive Officers	3x base salary	3,150,000
Independent Directors	5x annual cash retainer	750,000
(1)
Valued at $39.85, our closing share price on December 31, 2021. Based on each named executive officer’s base salary for the year ended December 31, 2021, except for Dr. Urist who is expected to own $2,100,000 of our equity.

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Our independent directors and our executive officers are expected to attain compliance with these ownership guidelines by the fifth anniversary of our IPO, if serving as an independent director or executive officer at the time of our IPO or by the fifth anniversary of their appointment or election, in the case of an independent director, or their hire or promotion date, in the case of an executive officer, in each case if not serving at the time of our IPO. Thereafter, independent directors and executive officers are required to certify as to his or her compliance with these ownership guidelines at least once each year. For additional details regarding our director share ownership guidelines, see “Director Compensation—Director Share Ownership Guidelines” and for additional details regarding our executive share ownership guidelines, see “Robust Share Retention Obligations and Executive Share Ownership Policy.”
Hedging and Speculative Trading Prohibited
We have adopted, as part of our insider trading policy, a policy prohibiting directors, officers and employees of the Manager from hedging transactions or similar arrangements with respect to our securities that are designed to hedge or speculate on any change in the market value of our securities. This policy was established in order to avoid the appearance of improper or inappropriate conduct by any such director, officer or employee of the Manager.
In addition, all directors, officers and employees of the Manager are prohibited from engaging in short sales of our securities. Further, such individuals are prohibited from buying or selling puts or calls or other derivative securities on our securities.
Policy on Mitigating Pledging Risk
Our Board believes that pledging shares as collateral for personal loans can create risks, including the risk of margin calls that could result in the forced sale of our Class A ordinary shares. At the same time, however, the Board considers that prohibiting the pledging of shares could simply lead directors and executive officers to sell shares in order to obtain the liquidity they desire, reducing their investment in the Company and the alignment of their personal interests with those of the Company. The Board has therefore designed the Policy on Mitigating Pledging Risk to balance these concerns and mitigate risk to the Company and our shareholders, particularly in light of the significant retention obligations of our named executive officers described below.
Our executive officers who were serving at the time of our IPO have agreed to retain a substantial percentage of shares they owned as of the date of our IPO in June 2020 for five years after the date of the IPO. The percentage of the shares that our named executive officers have agreed to retain and their share ownership as a multiple of their base salary is as shown below.
Name and Principal Position	Percentage of Shares Subject to Retention	Share Ownership as a Multiple of Salary(1)
Pablo Legorreta Chief Executive Officer	65%	392x
Terrance Coyne Executive Vice President & Chief Financial Officer	81%	219x
Christopher Hite Executive Vice President & Vice Chairman	49%	36x
George Lloyd Executive Vice President, Investments & General Counsel	76%	298x
Marshall Urist, M.D., Ph.D. Executive Vice President, Research and Investments	93%	122x
(1)	Based on each named executive officer’s base salary for the year ended December 31, 2021.
As a result of the significant retention obligations of the named executive officers described above, their ability to sell shares in order to obtain liquidity is severely restricted. The Board determined that allowing our directors and executive officers to pledge their shares subject to significant limitations for personal liquidity needs instead of selling their shares is in the best interests of the Company and its shareholders as it encourages its directors and executive officers to retain their shares and aligns the interests of its directors and executive officers with those of the Company and its shareholders.
In order to reduce the risk of forced sales of pledged shares as a result of a margin call following a decline in the market price of our Class A ordinary shares, our Policy on Mitigating Pledging Risk limits the amount of debt that can be incurred by our directors and executive officers secured by the pledge of our shares. Pursuant to our Policy on Mitigating Pledging Risk, directors and executive officers may not incur a loan secured by the pledge of our shares if the loan balance would exceed 20% of the value of shares pledged on the date the loan is incurred.
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Example: A director wishes to pledge 100,000 Class A ordinary shares as collateral for a personal loan, and the current share price is $40 per Class A ordinary share. The director may borrow up to 20% of 100,000 x $40, or $800,000, secured by a pledge of such Class A ordinary shares.

Assuming a typical 60% loan to value margin loan maintenance requirement, if a director were to borrow an amount equal to 20% of the value of shares pledged, the Class A ordinary shares would need to decline by over 60% to trigger a margin call. Given the low volatility of our Class A ordinary shares, the Board considers the risk of a 60% decline in the price of Class A ordinary shares, even in the event of a market crisis, to be remote.
In order to monitor the risk associated with loans secured by shares, the Audit Committee of the Board receives reports from the Manager at least quarterly regarding the amount of any loans by management secured by shares and compliance with the 20% loan to value limitation. We believe that this monitoring is effective and we have confirmed that each of our directors and executive officers who have pledged shares are and have been compliant with this policy since our last confirmation.
The Policy on Mitigating Pledging Risk requires the Audit Committee to review all pledging arrangements, assess any risks to Royalty Pharma and its shareholders and report on the arrangements to the Board. The Policy on Mitigating Pledging Risk provides that all pledges must comply with Royalty Pharma’s Insider Trading Policy and must be pre-cleared as specified in accordance with its trading pre-clearance procedures. The Audit Committee may seek outside advice in connection with its oversight of pledging arrangements.
See “Security Ownership of Certain Beneficial Owners” for information regarding shares pledged by our directors and executive officers as of the Record Date. Note that such disclosure reports the total number of shares pledged. However, the actual amount of borrowings against such securities as of such date is subject to the 20% loan to value limitation described above and in some cases is much less than 20% of the value of the securities pledged.
Committees of our Board
Our Board has established an Audit Committee, a Management Development and Compensation Committee, and a Nominating and Corporate Governance Committee. The expected composition of each Board committee following the Annual Meeting, assuming each director nominee is elected, and responsibilities of each committee are described below.
Name	Role	Audit Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee
Henry Fernandez
Bonnie Bassler, Ph.D.
Errol De Souza, Ph.D.
Catherine Engelbert
David Hodgson
Ted Love, M.D.
Gregory Norden
Lead Independent Director	Chairperson
Financial Expert	Member
Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available, without charge, upon request in writing to Royalty Pharma plc, 110 East 59th Street, New York, New York 10022, Attn: Investor Relations, or in the “Investors” section of our website, which is located at www.royaltypharma.com, under the heading “Governance.” Directors serve on these committees until their resignations or until otherwise determined by our Board.
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Audit Committee

Gregory Norden (Chair)
Catherine Engelbert
Henry Fernandez

Meetings during 2021: 10

100% attendance

Independence:
Our Board has determined that each member of the Audit Committee meets the heightened independence requirements for audit committee members prescribed by the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee.

Financial experts:
Our Board has determined that each of Mr. Norden and Ms. Engelbert is an “audit committee financial expert,” as defined in the applicable SEC rules.

We have adopted an Audit Committee Charter which outlines the principal functions of the Audit Committee, which include:
• reviewing and discussing with management and the independent auditors our quarterly and annual financial statements and earnings press releases prior to public dissemination;
• appointing and overseeing the work of any accounting firm engaged as the independent registered public accounting firm to audit our consolidated financial statements;
• evaluating the qualifications, independence and performance of the independent registered public accounting firm;
• discussing the scope and findings of the audit with the independent registered public accounting firm;
• establishing procedures for anonymous submission of concerns regarding questionable accounting or audit matters;
• considering the adequacy of our internal controls over financial reporting;
• reviewing all policies and practices to be used with respect to risk assessment and risk management;
• reviewing insurance programs, including director and officer insurance and general liability insurance;
• reviewing all policies and practices with respect to information security and technology risk (including cyber security risk);
• overseeing compliance with our Policy on Mitigating Pledging Risk and risks related to pledging arrangements;
• overseeing our compliance with legal and regulatory requirements; and
• approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

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Management Development and Compensation Committee

William Ford (Chair)*
Bonnie Bassler, Ph.D.
Errol De Souza, Ph.D.
Gregory Norden

Meetings in 2021: 4

100% attendance

Independence:
Our Board has determined that each member of the Management Development and Compensation Committee meets the heightened independence requirements for compensation committee members prescribed by Nasdaq.

We have adopted a Management Development and Compensation Committee Charter which outlines the principal functions of the Management Development and Compensation Committee, which include:
• evaluating the performance of the Manager in light of the goals and objectives of the Company and the terms of the Management Agreement;
• reviewing the terms of the Management Agreement;
• reviewing the compensation and fees payable to the Manager under the Management Agreement;
• determining the remuneration for our non-employee directors for Board and Committee service;
• ensuring appropriate leadership development;
• developing temporary and permanent succession plans for senior management;
• providing feedback to the Manager regarding the Manager’s senior management team; and
• reviewing and assessing risks arising from compensation policies and practices.

*William Ford will not seek re-election at the Annual Meeting. If David Hodgson is elected by shareholders to the Board, we expect that he will serve as Chair of the Management Development and Compensation Committee.

Nominating and Corporate Governance Committee

Errol De Souza, Ph.D. (Chair)
William Ford*
Ted Love, M.D.
Gregory Norden

Meetings in 2021: 4

88% attendance

Independence:
Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the current Nasdaq and SEC rules and regulations.

We have adopted a Nominating and Corporate Governance Committee Charter which outlines the principal functions of the Nominating and Corporate Governance Committee, which include:
• reviewing and evaluating the size, composition, function and duties of the Board;
• establishing criteria for the membership on our Board, and identifying individuals qualified to become members of our Board;
• recommending directors to serve on Board committees;
• reviewing our actions relating to corporate social responsibility an sustainability, including environmental, social and corporate governance matters, and the impact those issues have on our business and stakeholders;
• reviewing our performance, risks, controls, policies and procedures relating to corporate social responsibility and sustainability;
• overseeing relevant corporate social responsibility reports involving the Company;
• overseeing compliance with our Code of Business Conduct and Ethics and considering any requests for waivers for our directors, executive officers and other senior financial officers (with waivers to be approved by the Board);
• reviewing related person transactions in accordance with our Related Person Transaction Policy;
• evaluating the performance of our Board and individual directors; and
• advising our Board on corporate governance matters.

*William Ford will not seek re-election at the Annual Meeting. If David Hodgson is elected by shareholders to the Board, we expect that he will serve as a member of the Nominating and Corporate Governance Committee.

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Board and Committee Meetings and Attendance
Our Board and its committees meet regularly throughout the year and act by written consent from time to time. During 2021, our Board met twelve times, the Audit Committee met ten times, the Management Development and Compensation Committee met four times, and the Nominating and Corporate Governance Committee met four times. During 2021, each member of our Board attended at least 88% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served.
Board Attendance at Annual Meeting
Our policy is to invite and encourage each director on our Board to be present at our Annual Meeting. Each director on our Board attended our 2021 Annual Meeting held on June 24, 2021.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the Annual Meeting, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines.
Specifically, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the pharmaceutical industry; leadership skills; experience in finance, accounting and compensation practices; and diversity of background and perspective, including, but not limited to, with respect to race, ethnicity, gender, geography, sexual orientation, age, nationality, religious beliefs, socio-economic status, physical and/or mental capabilities. In determining whether to recommend a director for reelection, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We are committed to actively seeking out highly qualified diverse individuals to include in the pool from which new director candidates are chosen. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Board recognizes the value of diversity and thus has included diversity of background and perspective, including, but not limited to, with respect to race, ethnicity, gender, geography, sexual orientation, age, nationality, religious beliefs, socio-economic status, physical and/or mental capabilities, as factors that will be taken into consideration by the Nominating and Corporate Governance Committee when evaluating the suitability of, and recommending, candidates for election by shareholders, and by the Board in approving such candidates.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the evaluation process and other perceived needs of the Board.
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When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information as included in this Proxy Statement. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

Recommendations, Nominations and Shareholder Nominated Director Candidates
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Articles of Association for shareholders to recommend director nominees. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to Computershare Company Secretarial Services Limited at The Pavilions, Bridgwater Road, Bristol, United Kingdom, BS13 8AE. Director nominations by shareholders must meet the timing and other requirements described under the heading “Shareholder Proposals and Director Nominations.”
Shareholder Engagement
By the Numbers: Shareholder Engagement in 2021

>400 Meetings with investors and analysts	10 Investor Conferences 6 non-deal roadshows

May 17, 2022 Investor Day to be held	>50% Met with investors representing >50% of our shares
We believe that engaging with our shareholders, prospective shareholders and sell-side analysts is the best way to address the issues that matter most to them. Dialogue with these constituencies helps us understand their perspectives on our goals and expectations for performance, as well as identify issues that might affect our long-term strategy, corporate governance and compensation practices. As such, we offer several opportunities to provide feedback to our Board and senior management, including inviting certain shareholders to address the Board and present their views on the Company.
Our Investor Relations team leads year-round outreach efforts with our investors and the investment community. During these engagements, we typically discuss topics such as market trends affecting our industry, the competitive environment, our financial performance and our overall outlook.
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We also engage with shareholders before, during and after the proxy season, including by hosting a Governance Roadshow, to review and receive feedback on our governance practices and design of our executive compensation program. Topics discussed include:
•	Company performance and progress against our long-term strategy
•	Executive compensation program
•	Current and emerging corporate governance practices and trends, including ESG considerations
•	Risk management
•	Board composition and leadership structure
The feedback we receive from these discussions is carefully considered by the Board, the Nominating and Corporate Governance Committee and the Management Development and Compensation Committee.
Our directors and senior executives recognize the benefits that come from providing our shareholders, prospective shareholders and sell-side analysts with visibility and transparency into our business and knowing their positions on issues that are important to them. To that end, we have scheduled an Investor Day for May 17, 2022.
Annual Board and Committee Self-Evaluations
Annual Board Self-Evaluations
The Board conducts an annual self-evaluation that is intended to determine whether the Board, its committees, and each member of the Board is functioning effectively, and to provide an opportunity to reflect upon, and improve, processes and effectiveness. The self-evaluations provide each director with an opportunity to assess the effectiveness and performance of the Board, its committees, as well as topics such as, among others, Board and committee composition and refreshment; timing, agenda, and content of Board and committee meetings; Board dynamics and function; and executive succession planning. A summary of the results is presented to the Board on an anonymous basis, identifying any themes or issues that have emerged. The Board considers the results and ways in which Board processes and effectiveness may be improved.
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Annual Committee Self-Evaluations
Each committee conducts its own annual self-evaluation and reports the results to the Board. Each committee’s evaluation includes an assessment of the committee’s compliance with the committee’s charter, as well as ways in which committee processes and effectiveness may be improved.
Annual Self-Evaluation Process
1	2	3	4	5
Complete Questionnaire	Review and Assess Responses	Discuss Results	Formulate Action Plan	Follow Up
Nominating and Corporate Governance Committee provide their thoughts on the factors to be used in evaluation as well as oversees and approves the process and guidelines for the evaluations.	Each director completes an anonymous self-evaluation questionnaire covering a range of topics, including structure, culture and roles of the Board and its committees.
Management compiles the quantitative and qualitative data from the questionnaire and consults with the Nominating and Corporate Governance Committee on the results. The Lead Independent Director and Nominating and Corporate Governance Committee review the results with the full Board in executive session.
			The Lead Independent Director and Nominating and Corporate Governance Committee discuss with management the feedback provided by the Board and any requests or enhancements in practices.	Feedback from the self-assessment has resulted in increased focus on strategy and succession planning.
While this formal self-evaluation process is conducted on an annual basis, directors share perspectives, feedback, and suggestions year-round, both inside and outside the boardroom.
Director Orientation and Continuing Education
Our orientation programs are designed to familiarize new directors with our businesses, strategies and policies and assist new directors in developing Company and industry knowledge to optimize their service on the Board.
Regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities. These programs may include internally developed programs or programs presented by third parties.
Term Limits
Under Royalty Pharma’s Corporate Governance Guidelines, a non-employee director may serve for no more than 15 years.
Age Limits
Under Royalty Pharma’s Corporate Governance Guidelines, a director is required to retire when he or she reaches age 75. A director elected to the Board prior to his or her 75th birthday may continue to serve until the annual general meeting following his or her 75th birthday. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems a waiver to be in the best interests of the Company and our shareholders.
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Board Oversight of Risk Management
The Board, as a whole, has responsibility for overseeing our risk management process, although the committees of our Board oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our Board and our management responsible for risk assessment with visibility into the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, compensation-related risk and tax), legal, cybersecurity and reputational risks. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management at each regular Board meeting, receives reports on committee activities at each regular Board meeting, and evaluates the risks inherent in transactions. Each committee of our Board meets with management and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Board of Directors

Strategic	Operational	Financial
• Key Investments • Major Initiatives • Market Dynamics • Communications and Investor Relations • Governance	• Human Capital • Diversity and Inclusion • Information Technology • Cybersecurity • Systemic risks	• Liquidity and Credit • Accounting and Financial Reporting • Capital Structure • Tax structure

Audit Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee

• Reviews our policies and processes with respect to enterprise risk management (“ERM”)
• Regularly reviews, discusses and addresses the key risks identified in the ERM process with management
• Periodically reviews the steps management has taken to monitor and control such risk exposures
• Regularly conducts reviews of the efficacy of our information security and technology risks (including cybersecurity risk) and related policies and procedures
• Regularly reviews and discusses with management legal and compliance matters, including related risks

• Reviews risks associated with our Manager’s compensation, including the extent to which management has taken steps to monitor or mitigate such exposures
• Regularly reviews and discusses with management risks relating to executive succession and management development matters, including matters such as human, capital, diversity and inclusion, management development and talent recruitment, retention and engagement

• Reviews risks related to our corporate governance structures and processes
• Assesses risks related to the independence of our Board
• Regularly discusses Board composition and director succession planning, including related risks
• Regularly reviews and discusses with management our management of risks related to corporate responsibility and sustainability, including environmental, social and corporate governance matters, such as environmental sustainability, human rights and responsible sourcing

Management
Investments	Counterparties	Strategy	Business	Financial	Governance	People	Operations
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Oversight of Technology and Cybersecurity Risk
The Board has adopted a Cyber Security and Personal Data Breach Policy in order to reflect the importance of appropriate security, processes and procedures to the protection of data and assets, and in an effort to establish a foundation for successful protection against cyber-crime and to minimize any potential negative impacts of a successful cyber-attack. Several of our director nominees bring experience with managing and mitigating cyber security and technology risks, which provide the Board with insight into such risks and aid in overseeing our information security, operations and systems, as well as our continuing investment in and development of the program. The Board receives updates or training, as necessary, on cyber security issues from management, technical experts and legal advisors, as required.
Oversight of Sustainability and Climate Risk
The Board recognizes that climate change is an area of increasing interest to investors as they evaluate which businesses may be impacted as the world evolves into a lower carbon economy. While management does not currently anticipate material capital expenditures arising from environmental regulation, the Board will continue to evaluate our exposure to climate change. The Nominating and Corporate Governance Committee periodically reviews Royalty Pharma’s corporate sustainability program, including through reports from management, which is responsible for overseeing efforts to incorporate sustainability into Royalty Pharma’s business practices, operations and strategy and setting environmental sustainability objectives and strategy for our operations.
Succession Planning and Talent Development
A strategic priority for our Board is valuing and developing our people. To support this priority, the directors regularly discuss talent development and management succession for senior leaders with the Chief Executive Officer, who provides his assessment of those leaders and their potential to succeed in key roles.
Our Board conducts these assessments with a focus on risk management within the context of our business. These discussions provide an opportunity for our Board to ensure management is implementing development plans and programs to enhance the skills and abilities of successor candidates for critical roles. Throughout the year, the Board also meets key leaders of the Manager through formal presentations and informal events.
Communications with the Board
The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, including Mr. Fernandez, our lead independent director, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, the non-employee independent directors, any individual directors or committee of directors, correspondence should be addressed to the Board or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to Royalty Pharma plc, c/o General Counsel, 110 East 59th Street, New York, New York, 10022, USA with a request to forward the same to the intended recipient. To communicate with the Board electronically, shareholders and other interested parties should go to our website at www.royaltypharma.com. Under the heading “Investor Relations—Contacts & Alerts” you will find an online form that may be used for writing an electronic message to the Board. In general, all communications delivered to us for forwarding to the Board or specified members will be forwarded in accordance with the shareholder’s instructions. However, we reserve the right not to forward any spam, solicitations, abusive, threatening or otherwise inappropriate materials.
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ESG AT ROYALTY PHARMA
We believe that our ESG policies and practices will create sustainable long-term value for Royalty Pharma, our shareholders and other stakeholders, and our employees while also helping us mitigate risks, reduce costs, protect the value of our brand and identify new opportunities. We aspire to incorporate ESG considerations in all our investment capabilities and processes. In general, we incorporate ESG considerations as one input to our investment process as part of the evaluation of ideas, company dialogue and counterparty monitoring. As such, assessment of ESG aspects is incorporated into the wider investment process as part of a holistic consideration of the risk and opportunity. ESG aspects may therefore be considered alongside other economic drivers when evaluating the attractiveness of an opportunity.
Our Focus
We are the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry. We play an important role in providing capital to the biopharmaceutical ecosystem and thereby positively impact human health. Our responsibility to stakeholders is based around three key areas: integrity (maintaining the highest ethical standards), culture (promoting an inclusive and diverse workforce) and taking responsibility (being a responsible citizen). We do not directly conduct biopharmaceutical research and development or manufacture or market the biopharmaceutical assets in which we participate. However, we seek to promote responsible practices through our investment thesis, due diligence practices and choices of partners. We strive to invest in novel therapies that address unmet patient needs and to support ethical business practices that drive innovation, competition and patient choice.

Our Principles
Integrity
We maintain the highest ethical standards and trust in our role as investors and partners to the biopharmaceutical industry. This is recognized in our market-leading position and the high esteem with which we believe we are held in the industry.

We conduct thorough diligence when we evaluate new investment opportunities, which focus on commercialization capabilities, safety, use of best practice in clinical trials and manufacturing. The biopharmaceutical companies and academic and non-profit institutions with which we work typically have well-developed and transparent ESG policies, which seek to benefit wider society through sustainable and ethical business practices.

In 2021, we issued a $600 million Social Bond to support the achievement of United Nations Sustainable Development Goals 3 (Good Health and Well-Being) and SDG 9.5 (Enhance Scientific Research, Encourage Innovation).

Culture
A diverse, talented and inclusive workforce is essential to maintain our competitive advantages and to successfully execute our business strategy and drive our business forward.
We consider it highly important to strive for an appropriate gender balance. As of December 31, 2021, approximately 50% of the workforce of our Manager are women.

Our commitment to diversity and inclusion on our Board and in the workforce of our Manager is deeply ingrained in our culture: currently approximately 30% of the workforce of the Manager is from diverse racial and ethnic groups.

We are committed to our employees’ health, well-being and job satisfaction and to ensuring that people find purpose in their careers. Opportunities for career enhancement and progression are regularly reviewed and shared with employees of the Manager.

We take employee engagement and retention very seriously and are proud that on average our turnover rate for 2021 is only 6.8%.

Responsibility

We believe in positively impacting communities by supporting the work of a number of patient advocacy groups and medical research foundations, including the Leukemia & Lymphoma Society, the American Heart Association, the Alliance for Lupus Research, Children of Bellevue, the Melanoma Research Alliance, the National Multiple Sclerosis Society and the Prostate Cancer Foundation.

Over one-third (by value) of the transactions we have completed since our founding have been with leading academic and non-profit institutions. By partnering with these institutions, we have provided capital which has been used to further scientific research (for example with the Cystic Fibrosis Foundation) or to help fund capital projects.

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Social and Human Capital Policies and Practices
We are committed to our people, our stakeholders and the community as a whole. We have a variety of programs to incentivize and support our employees, from employee ownership of our shares to comprehensive benefits and training. We are also committed to equal opportunity, diversity and other policies and practices designed to fulfill our commitment to social and human capital development. Our Board and its Management Development and Compensation Committee provide oversight and guidance to management on workplace and culture.
Attracting and Retaining the Best Talent
Our success depends on our ability to attract and retain talented, productive and skilled employees in an industry that is experiencing ever-increasing competition for talent. We are investing in creating a diverse, inclusive and incentivized work environment where our people can deliver their best work every day. Our generous total rewards package includes base salary, bonus and other incentive compensation. All eligible employees may receive healthcare benefits, vacation, life and disability insurance, flexible work schedules, free lunches and other benefits.
Diversity, Equity and Inclusion
Our Board and management are committed to diversity at every level of our business. A critical factor in our success is ensuring that diversity, equity and inclusion remain at the core of our culture, infusing fresh ideas, helping us remain connected to innovators across the biopharmaceutical industry, and ensuring mutual respect guides us in our interactions with all our stakeholders. 60% of our directors are gender or ethnically diverse, and this remains a priority for our Nominating and Corporate Governance Committee. In addition, our Management Development and Compensation Committee and management are committed to building diverse talent pipelines and creating an environment that maintains a diverse team. We also partner with external organizations (such as CEO Action Coalition for Diversity & Inclusion) to both engage current talent and educate prospective talent about roles in the biopharmaceutical industry.
As part of our continued commitment to transparency and progress on our Diversity, Equity and Inclusion commitments and based on feedback from internal and external stakeholders, in 2022, we published our U.S. Federal Employment Information Report (EEO-1). The data in the consolidated EEO-1 report is based on our population in the United States in December 2021 and reflects our U.S. workforce as of that time. Our EEO-1 report is available on our website, www.royaltypharma.com, under “Corporate Responsibility—Social & Human Capital.” The EEO-1 report requires that we categorize employees into ten broad EEO-1 Component 1 Data Collection Job Categories. These categories do not necessarily match the job levels in which we organize our workforce and evaluates its diversity and inclusion data. Thus, meaningful comparisons between EEO-1 Report data and other descriptions of our diversity statistics and disclosures may not be possible.
Codes of Conduct that Foster Compliance and a Culture Focused on Ethics
As our shareholders and other stakeholders increasingly focus on the importance of ESG topics, Royalty Pharma benefits from our longstanding commitments to conducting our business in ways that are principled, transparent and accountable. The foundation of these commitments is expressed in our Code of Business Conduct and Ethics, which we require all officers and employees to review and sign. We extend our high expectations to suppliers who do business with Royalty Pharma, requiring them to uphold the human rights, labor, health and safety, environmental and business ethics practices prescribed in our Supplier Code of Conduct available on our website, www.royaltypharma.com, under “Investors—Governance.”
Employee Engagement, Communication, Management and Leadership Training and Development
We are investing in our employees’ long-term development and engagement by delivering training and development programs and a culture where our people can thrive and maximize their potential. We require annual regulatory training in compliance, cyber-security and workplace respect and inclusion, among other topics. We also provide or support periodic job-specific and other developmental training and support for our employees so they can maximize their potential.
We provide leadership training to managers on topics including as Building Trust and Strengths-based Leadership, Motivation and Radical Candor and Managing Conflict and Unconscious Bias. Our individual groups offer ongoing learning and development opportunities tied to deepening the subject matter expertise of their professionals.
Our success depends on employees understanding how their work contributes to our strategy, culture and values. We use various channels to facilitate open and direct communication, including internal calls and meetings with employees, training and policy updates, and social and family outings and events.
Health, Safety and Welfare
We provide access to a variety of innovative, flexible, and convenient employee health, safety and welfare programs . Such measures also include procedures to respond to extraordinary events and manage the business under challenging health, environmental and financial circumstances, including the COVID-19 pandemic. The health, safety and welfare of our employees and their families and the broader
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community in which we operate is our top priority. Our goal is to mitigate the potential for transmission of COVID-19 in our workplace and community, and we understand that requires the full cooperation of our employees and management. We have engaged in daily COVID testing, tracing and tracking for all onsite employees. In addition, we have subsidized transportation for onsite employees who do not feel comfortable taking public transportation to ensure the safest possible work environment. We took and continue to take extraordinary measures in connection with the COVID-19 pandemic.
Our Environmental Focus and Sustainable Business Practices
We are focused on the environment and recognize the importance of treating our natural resources with the greatest respect, so that they are available to future generations. As a socially responsible business, we are actively aware of the major issues affecting the environment.
In our workplace, we are studying how to make our own contribution to state, national and global environmental initiatives. As part of this, we seek to minimize our carbon footprint and will continue to focus our attention in the near term on methods of reducing our greenhouse gas emissions in our operations, increasing use of renewable energy, conserving water and reducing waste generation.
We support sustainable business practices and are focused on the steps necessary to enhance our sustainability program internally as we focus on our own real estate usage. Building operations have a significant impact on the environment, and as technology continues to place greater demands on building systems for power and cooling, energy consumption is expected to continue to rise at an unsustainable rate. We believe it is our responsibility to improve energy efficiency and reduce energy consumption to protect the environment. We intend to off-set our carbon footprint to ensure a neutral impact on the environment.
Royalty Pharma	2022 Proxy Statement | 36

DIRECTOR COMPENSATION	TABLE OF CONTENTS
DIRECTOR COMPENSATION
The Management Development and Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the compensation of our non-employee directors. We pay our independent directors according to our Independent Director Compensation Policy, described further below. Affiliated directors, however, are not separately compensated by us. Our Board has determined that Mses. Bassler and Engelbert and Messrs. De Souza, Ford, Norden, Fernandez and Love are each an independent director for 2021. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board.
Independent Director Compensation Policy
We have adopted a policy for compensation of our independent directors. Under this policy, each independent director other than an affiliated director serving on the board to represent the interests of a significant investor receives an annual cash retainer of $150,000 and an annual equity award with a grant date value of $250,000 in recognition of his or her service to the board. Each such annual equity award will be granted in connection with each annual meeting, or, for new non-affiliate independent directors, in a pro-rated amount in connection with their election to the board. Each of these annual equity awards is scheduled to vest upon the director’s continued service through our annual meeting for the following year. Non-affiliate independent directors may elect to receive all or a portion their retainer in our Class A ordinary shares, with the number of shares determined by the 10-day trailing volume-weighted average price of the shares on the date of payment.
In addition, under this policy, each new unaffiliated independent director receives an initial equity award with a grant date value of $100,000 at the commencement of his or her service on our Board. This policy does not provide for any additional annual cash retainer for service as a chairperson or member of any standing committee of our board or any fee for attendance of board or committee meetings.
At this time the policy does not contemplate any additional compensation for a lead independent director.
The following table sets forth the total compensation for our independent directors for the year ended December 31, 2021 paid to our independent directors who were compensated during 2021. Mr. Ford elected to waive his compensation for the three months ended March 31, 2021 and did not receive any compensation in consideration for this waiver. Messrs. Giuliani, Legorreta and Riggs are affiliated directors and did not receive any compensation for their service on our Board.
Non-Employee Director Compensation for 2021
Director	Fees Earned or paid in Cash ($)(1)	Share Awards ($)(2)	Total ($)
Bonnie Bassler, Ph.D.	150,000	243,813	393,813
Errol De Souza, Ph.D.	150,000	243,813	393,813
Catherine Engelbert	150,000	243,813	393,813
Henry Fernandez	150,000	243,813	393,813
William Ford	112,500	243,813	356,313
Ted Love, M.D.	150,000	243,813	393,813
Gregory Norden	150,000	243,813	393,813
(1)
Amounts reported in this column include the value of Class A ordinary shares received in lieu of (i) first quarter cash fee payments on March 31, 2021 based on a Class A ordinary share price of $45.9041 for Dr. Bassler and Mr. Fernandez (816 Class A ordinary shares, respectively); (ii) a second quarter cash fee payment on June 30, 2021 based on a Class A ordinary share price of $43.0416 for Dr. Bassler, Mr. Fernandez and Mr. Ford (871 Class A ordinary shares, respectively); (ii) third quarter cash fee payments on September 30, 2021 based on a Class A ordinary share price of $37.8016 for Dr. Bassler and Mr. Fernandez (992 Class A ordinary shares, respectively); and (iii) fourth quarter cash fee payments on December 31, 2021 based on a Class A ordinary share price of $39.1051 for Mr. Fernandez and Dr. Bassler (958 Class A ordinary shares, respectively).

(2)
The amounts reported in this column represent the aggregate grant date fair value of restricted share units granted to directors in 2021 as defined in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A ordinary shares. Each of Dr. Bassler, Dr. De Souza, Ms. Engelbert, Mr. Fernandez, Mr. Ford, Dr. Love and Mr. Norden received an annual equity award grant of 5,726 restricted share units, respectively (determined by dividing $250,000 by the volume weighted average price of the Class A ordinary shares for the ten trading days immediately prior to such grant date of June 25, 2021). As of December 31, 2021, Dr. Bassler, Dr. De Souza, Ms. Engelbert, Mr. Fernandez, Mr. Ford, Dr. Love and Mr. Norden held 5,726 unvested restricted share units, respectively.

Royalty Pharma	2022 Proxy Statement | 37

DIRECTOR COMPENSATION	TABLE OF CONTENTS
Director Share Ownership Guidelines
The Board expects all independent directors to display confidence in the Company by ownership and retention of a meaningful amount of our shares. Each independent director is expected to own shares with a fair market value equal to five (5) times the director’s annual cash retainer of $150,000. Each independent director appointed or elected to the Board after our IPO has five (5) years from the date of appointment or election to the board to meet this requirement. Compliance for such directors is measured at the five (5) year anniversary date of the director’s appointment or election. Each independent director’s continuing compliance with the ownership guidelines will be measured at least once a year by the Management Development and Compensation Committee.
The chart below shows each independent director’s compliance with the ownership guidelines as of the Record Date. Directors are also subject to the same Insider Trading Policy that prohibits hedging and speculative trading as our officers and employees.
Director	Ownership Guidelines(1)	Shares Owned(2)	Value of Shares ($)(3)	Met Guidelines
Bonnie Bassler, Ph.D.	5x	24,694	984,056	✔
Errol De Souza, Ph.D.	5x	550,510	21,937,824	✔
Catherine Engelbert	5x	19,136	762,570	✔
Henry Fernandez	5x	466,230	18,579,266	✔
William Ford	5x	28,546,175	1,137,565,074	✔
Ted Love, M.D.	5x	22,866	911,210	✔
Gregory Norden	5x	195,030	7,711,946	✔
✔	= Met guidelines.
(1)	Director Share Ownership Policy adopted by our Board.
(2)	Represents shares owned outright and RSUs issued for service on our Board.
(3)	Fair market value based on closing price of our Class A ordinary shares of $39.85 our closing share price on December 31, 2021.
Equity Compensation Plan Information
The following table shows information, as of December 31, 2021, regarding Royalty Pharma’s Class A ordinary shares authorized for issuance under Royalty Pharma’s 2020 Independent Director Equity Incentive Plan. As of December 31, 2021, other than as described below, no equity securities were authorized for issuance under equity compensation plans not approved by shareholders.
Director	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by shareholders	0	N/A	657,149
Royalty Pharma	2022 Proxy Statement | 38

EXECUTIVE OFFICERS	TABLE OF CONTENTS
EXECUTIVE OFFICERS
The names of our executive officers, their ages and their positions are shown below.
Name	Age(1)	Title
Pablo Legorreta	58	Chairman and Chief Executive Officer
Terrance Coyne	40	Executive Vice President & Chief Financial Officer
Christopher Hite	55	Executive Vice President & Vice Chairman
George Lloyd	62	Executive Vice President, Investments & General Counsel
James Reddoch, Ph.D.	52	Executive Vice President & Chief Scientific Officer
Marshall Urist, M.D., Ph.D.	46	Executive Vice President, Research & Investments
(1)	As of the Record Date of the 2022 Annual Meeting.
All of our executive officers are employees of the Manager and provide all of their services to Royalty Pharma under the Management Agreement between us and the Manager. There are no family relationships among any of our executive officers.
Mr. Legorreta’s biographical information is set forth under the caption “Proposal One-Election of Directors” above.

Terrance Coyne joined RP Management in 2010. He serves as our Executive Vice President & Chief Financial Officer. Previously, Mr. Coyne was a biotechnology equity research associate, a senior analyst at JP Morgan and a biotechnology equity research associate at Rodman & Renshaw. Mr. Coyne began his career at Wyeth Pharmaceuticals. Mr. Coyne received a B.S. in business administration from La Salle University and an M.B.A. from La Salle University.

Christopher Hite joined RP Management in March 2020. Mr. Hite serves as our Executive Vice President & Vice-Chairman. Previously, Mr. Hite was Vice Chairman and Global Head of Healthcare at Citibank, where he worked from 2008 to 2020, and Global Head of Healthcare Investment Banking at Lehman Brothers. Mr. Hite previously served as a director of Acceleron Pharma Inc. from 2020 to 2021. Mr. Hite is a member of the FasterCures Board, a center of the Milken Institute. Mr. Hite received a B.S. from Lehigh University and a J.D./M.B.A. from the University of Pittsburgh.

George Lloyd joined RP Management in 2011 after representing Royalty Pharma Investments on all royalty acquisition transactions since 2006. Mr. Lloyd serves as our Executive Vice President, Investments & General Counsel. Previously, Mr. Lloyd was a partner at Goodwin Procter LLP in Boston, MA, and an associate at Davis Polk & Wardwell LLP in New York, NY and Paris. Mr. Lloyd received an A.B. from Princeton University and a J.D. from New York University Law School.

James Reddoch, Ph.D. joined RP Management in July 2008. Dr. Reddoch serves as our Executive Vice President & Chief Scientific Officer. Previously, Dr. Reddoch was Managing Director and Head of Healthcare Equity Research at Friedman Billings Ramsey, and a biotechnology equity research analyst at Banc of America Securities and CIBC World Markets Corp. (now Oppenheimer & Co.). Dr. Reddoch received a B.A. from Furman University and a Ph.D. in Biochemistry and Molecular Genetics from the University of Alabama at Birmingham. He was a postdoctoral fellow at the Yale University School of Medicine.

Marshall Urist, M.D., Ph.D. joined RP Management in 2013. Dr. Urist serves as RP Management’s Executive Vice President, Research & Investments. Previously, Dr. Urist worked at Morgan Stanley in equity research, most recently as Executive Director and as a senior biotechnology analyst. Earlier at Morgan Stanley, he covered the life science tools and diagnostics sectors, where he was recognized in Institutional Investor’s All-America Research Team. Dr. Urist graduated from Johns Hopkins University and holds an M.D. and a Ph.D. from Columbia University.

Royalty Pharma	2022 Proxy Statement | 39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	TABLE OF CONTENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows information regarding the beneficial ownership of our shares as of April 12, 2022 by:
•	Each person, or group of affiliated persons, known by us to own beneficially more than 5% of any class of our share capital;
•	Each of the directors and the named executive officers individually; and
•	All directors and our executive officers as a group.
The amounts and percentages of Class A ordinary shares and Class B ordinary shares beneficially owned are reported on the basis of the rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including those Class A ordinary shares issuable pursuant to the Exchange Agreement. Unless otherwise noted below, the address of the persons listed on the table is c/o Royalty Pharma plc, 110 East 59th Street, New York, NY 10022. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A ordinary shares.
	Class A Ordinary Shares Beneficially Owned(1)(2)(3)		Class B Ordinary Shares Beneficially Owned(1)(2)(3)		Combined Voting Power
Name of Beneficial Owner	Number	Percent	Number	Percent
5% Equity Holders
Continuing US Investors Partnership	—	—	170,212,351	99.04%	28.03%
Continuing International Investors Partnership	—	—	1,649,310	*	*
Adage Capital Management LP(4)	24,842,715	5.71%	—	*	4.09%
GG 1978 SICAF SIF S.A.(5)	46,316,170	10.64%	—	*	7.63%
EPA Holdings(6)	—	*	31,309,570	18.22%	5.16%
Morgan Stanley(7)	56,011,010	12.87%	—	*	9.22%
FMR LLC(8)	22,079,795	5.07%	—	*	3.64%
The Vanguard Group(9)	29,636,565	6.81%			4.88%
Directors and Named Executive Officers
Pablo Legorreta(10)	3,158,980	*	75,602,060	43.99%	12.97%
Terrance Coyne(11)	1,050,390	*	4,729,680	2.75%	*
Christopher Hite(12)	70,000	*	885,910	*	*
George Lloyd(13)	1,646,831	*	6,190,960	3.60%	1.29%
Bonnie Bassler, Ph.D.	18,968	*	—	*	*
Errol De Souza, Ph.D.	44,644	*	500,140	*	*
Catherine Engelbert	13,410	*	—	*	*
Henry Fernandez(14)	71,374	*	389,130	*	*
William Ford(15)	2,040,639	*	26,499,810	15.42%	4.70%
M. Germano Giuliani(16)	12,604,660	2.90%	—	*	2.08%
David Hodgson(17)	—	*	—	*	*
Ted Love, M.D.	17,140	*	—	*	*
Gregory Norden	44,644	*	144,660	*	*
Rory Riggs(18)	701,899	*	5,340,590	3.11%	*
Marshall Urist, M.D., Ph.D.(19)	19,020	*	2,125,940	1.24%	*
All Directors and Executive Officers as a Group (Fifteen Persons)	22,698,429	5.21%	128,221,580	74.61%	24.86%
*	Indicates beneficial ownership of less than 1%.
(1)
Continuing International Investors Partnership and Continuing US Investors Partnership will, upon instruction of any of their partners from time to time, distribute the RP Holdings Class B ordinary shares (the “RP Holdings Class B Interests”) held on behalf of such partner that are subject to such instruction which will then be exchanged for our Class A ordinary shares.

Royalty Pharma	2022 Proxy Statement | 40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	TABLE OF CONTENTS
(2)
The Continuing Investors indirectly own RP Holdings Class B Interests and a corresponding number of Class B ordinary shares held by the applicable Holders Partnership and are entitled to one vote for each Class B share held by them.

(3)
Represents Class A ordinary shares to be issued upon exchange of interests in the Continuing Investors Partnerships. Represents percentage of voting power of the Class A ordinary shares and Class B ordinary shares voting together as a single class.

(4)
Based solely on a Schedule 13G/A filed on February 10, 2022. Reflects shares held by Adage Capital Management, L.P., which are held through Adage Capital Partners, LP, a Delaware limited partnership (the “Fund”). Adage Capital Partners, GP, LLC (“ACPGP”), serves as the general partner of the Fund and as such has discretion over the portfolio of securities beneficially owned by the Fund. Adage Capital Advisors, LLC, a Delaware limited liability company (“ACA”), is managing member of ACPGP and directs ACPGP’s operations. Robert Atchinson and Phillip Gross are the managing members of ACPGP and ACA and general partners of the Fund. Robert Atchinson and Phillip Gross disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. The address of ACPGP is 200 Clarendon St. 52nd Floor, Boston, MA 02116.

(5)
Reflects shares held by GG1978 SICAF SIF S.A. – GG Strategic (“GG Strategic”), a sub-fund of GG 1978 SICAF SIF S.A., which is owned by the GG Trust, for which Achille G. Severgnini is the protector and MGG Strategic SICAF SIF S.A. – MGG Strategic, a sub-fund of MGG Strategic SICAF SIF S.A., which is owned by the MGG Trust, for which Achille G. Severgnini is the protector, each a closed-ended investment entity organized under the laws of the Grand Duchy of Luxembourg. A board of directors consisting of Giammaria Giuliani, Achille G. Severgnini, Marco Sterzi and Franco Toscano has voting and dispositive power over the securities managed by GG 1978 SICAF. A board of directors consisting of M. Germano Giuliani, Achille G. Severgnini, Marco Sterzi and Franco Toscano has voting and dispositive power over the securities managed by MGG SICAF. Each member of each board of directors disclaims beneficial ownership over such shares. GG 1978 SICAF is owned by the GG Trust, of which Giammaria Giuliani is the beneficiary. MGG SICAF is owned by the MGG Trust of which M. Germano Giuliani is the beneficiary. The MGG Trust is the 100% economic owner of the shares held by MGG Strategic. The GG Trust is the 100% economic owner of the shares held by GG Strategic. Each of M. Germano Giuliani and Giammaria Giuliani disclaim beneficial ownership over the shares beneficially owned by MGG Strategic and GG Strategic. The trustee of each of the Trusts is GISEV Trustees Limited. The protector of each of the Trusts is Achille G. Severgnini, who has the power to remove and replace the trustee of each the Trusts. The address of each of MGG Strategic, MGG SICAF, GG Strategic and GG 1978 SICAF is 18, Avenue de la Porte Neuve, L-2227 Luxembourg.

(6)	Represents shares held by RPI EPA Holdings, LP (“EPA Holdings”), which constitute the IPO Contingent Appreciation Interests (as defined below).
(7)
Based solely on a Schedule 13G/A filed on February 10, 2022. Morgan Stanley and Morgan Stanley Investment Management Inc. exercise shared voting power with respect to 50,578,967 Class A ordinary shares and shared dispositive power with respect to 56,011,010 Class A ordinary shares. The business address of Morgan Stanley is 1585 Broadway, New York, NY 10036 and the business address of Morgan Stanley Investment Management is 522 5th Avenue, 6th Floor, New York, NY 10036.

(8)
Based solely on Schedule 13G/A filed on February 9, 2022. FMR LLC has sole voting power with respect to 2,640,472 Class A ordinary shares, and sole investment power with respect to 22,079,795 Class A ordinary shares. Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, has sole investment power with respect to 24,942,545 Class A Ordinary Shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(9)
Based solely on a Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group. The Schedule 13G indicates that as of December 31, 2021, Vanguard had shared voting power with respect to 317,267 shares, had sole dispositive power with respect to 28,903,027 shares and had shared dispositive power with respect to 733,538 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(10)
Represents shares owned by Mr. Legorreta and by family vehicles controlled by Mr. Legorreta. Mr. Legorreta has agreed with the Company to retain and not sell before February 2025 certain of his interests in Continuing Investors Partnerships exchangeable into approximately 51,033,928 Class A ordinary shares. Our Board has agreed to consider waiving this restriction for important life events or where this restriction would otherwise impose a hardship. Mr. Legorreta has pledged interests in Continuing Investors Partnerships exchangeable for 55,623,630 Class A ordinary shares pursuant to a pledge agreement to secure a loan made to Mr. Legorreta. Actual amount of borrowings against pledged shares is subject to the 20% loan to value limitation of our Policy on Mitigating Pledging Risk and any borrowings against pledged shares may be less than 20% of the value of the shares pledged. Includes shares beneficially owned by EPA Holdings, which constitute the IPO Contingent Appreciation Interests. EPA Holdings holds unvested IPO Contingent Appreciation Interests exchangeable into 4,810,500 Class A ordinary shares on behalf of named executive officers other than Mr. Legorreta. Includes shares beneficially owned by Mr. Legorreta’s spouse and children.

(11)
Represents shares owned by Mr. Coyne and by family vehicles controlled by Mr. Coyne. Mr. Coyne has agreed with our Manager to retain and not sell before February 2025 certain of his interests in Continuing Investors Partnerships that are exchangeable into 4,663,928 Class A ordinary shares. Our Manager has agreed to consider waiving this restriction for important life events or where this restriction would otherwise impose a hardship. Includes vested IPO Contingent Appreciation Interests exchangeable into 1,765,000 Class A ordinary shares. In addition, EPA Holdings holds unvested IPO Contingent Appreciation Interests exchangeable into 1,765,000 Class A ordinary shares on behalf of Mr. Coyne and by family vehicles controlled by Mr. Coyne. Mr. Coyne has pledged 1,000,000 Class A ordinary shares and interests in Continuing Investors Partnerships exchangeable for 2,964,680 Class A ordinary shares pursuant to a pledge agreement to secure a loan made to Mr. Coyne. Actual amount of borrowings against pledged shares is subject to the 20% loan to value limitation of our Policy on Mitigating Pledging Risk and any borrowings against pledged shares may be less than 20% of the value of the shares pledged. Includes shares beneficially owned by Mr. Coyne’s spouse.

(12)
Represents shares owned by Mr. Hite and by a family vehicle controlled by Mr. Hite. Mr. Hite has agreed with our Manager to retain and not sell before February 2025 certain of his interests in Continuing Investors Partnerships that are exchangeable into 464,400 Class A ordinary shares. Our Manager has agreed to consider waiving this restriction for important life events or where this restriction would otherwise impose a hardship. Includes vested IPO Contingent Appreciation Interests exchangeable into 580,500 Class A ordinary shares. In addition, EPA Holdings holds unvested IPO Contingent Appreciation Interests exchangeable into 580,500 Class A ordinary shares on behalf of Mr. Hite.

(13)
Represents shares owned by Mr. Lloyd and by family vehicles controlled by Mr. Lloyd. Mr. Lloyd has agreed with our Manager to retain and not sell before February 2025 certain of his interests in Continuing Investors Partnerships that are exchangeable into 5,985,096 Class A ordinary shares. Our Manager has agreed to consider waiving this restriction for important life events or where this restriction would otherwise impose a hardship. Includes vested IPO

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	TABLE OF CONTENTS
Contingent Appreciation Interests exchangeable into 1,765,000 Class A ordinary shares. In addition, EPA Holdings holds unvested IPO Contingent Appreciation Interests exchangeable into 1,765,000 Class A ordinary shares on behalf of family vehicles controlled by Mr. Lloyd. Mr. Lloyd has pledged 870,000 Class A ordinary shares and interests in Continuing Investors Partnerships exchangeable for 4,367,070 Class A ordinary shares pursuant to a pledge agreement to secure a loan made to Mr. Lloyd. Actual amount of borrowings against pledged shares is subject to the 20% loan to value limitation of our Policy on Mitigating Pledging Risk and any borrowings against pledged shares may be less than 20% of the value of the shares pledged. Includes shares beneficially owned by Mr. Lloyd’s spouse.
(14)	Represents shares owned by Mr. Fernandez and 58,200 shares held by the Fernandez 2007 Children’s Trust of which the spouse of Mr. Fernandez is the trustee and his children are the beneficiaries.
(15)
Consists of interests in RP US Partners 2019, LP held by General Atlantic (RP) Collections, LLC (“GA RP Collections”) exchangeable for 24,743,870 Class A ordinary shares. In addition, GA RP Holding, L.P. (“GA RP Holding”) holds 1,500,000 Class A ordinary shares. Mr. Ford is employed by an entity affiliated with GA RP Collections. The members of GA RP Collections that share beneficial ownership of the interests held by GA RP Collections are indirectly held by the following General Atlantic investment funds, (the “GA Funds”): General Atlantic Partners AIV-1 A, L.P. (“GAP AIV-1 A”), General Atlantic Partners AIV-1 B, L.P. “(GAP AIV-1 B”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, L.P. (“GAPCO IV”) and GAP Coinvestments V, LLC (“GAPCO V”). General Atlantic (SPV) GP, LLC (“GA SPV”) is the sole non-member manager of GA RP Collections. The general partner of GAP AIV-1 A and GAP AIV-1 B is General Atlantic GenPar, L.P. (“GA GenPar”). The general partner of GA GenPar is General Atlantic LLC (“GA LLC”). GA LLC is the sole member of GA SPV, the managing member of GAPCO III, GAPCO IV and GAPCO V and the general partner of GAPCO CDA. The limited partners that share beneficial ownership of the shares held by GA RP Holding are the following General Atlantic investment funds: General Atlantic Partners (Bermuda) EU, L.P. (“GAP EU”), General Atlantic Partners (Bermuda) IV, L.P. (“GAP IV”), General Atlantic Partners (Lux) SCSp (“GAP Lux”), GAPCO III, GAPCO IV, GAPCO V and GAPCO CDA. The general partner of GAP Lux is General Atlantic GenPar, (Lux) ScSp (“GA GenPar Lux”) and the general partner of GA GenPar Lux is General Atlantic (Lux) S.à r.l. (“GA Lux”). The general partner of GAP EU, GAP IV and GA Lux is General Atlantic GenPar (Bermuda), L.P. (“GenPar Bermuda”). GAP (Bermuda) Limited (“GAP (Bermuda) Limited”) is the general partner of GenPar Bermuda. The general partner of GA RP Holding is GA RP Holding, Ltd. (“GA RP Holding, Ltd.”). GAP (Bermuda) Limited is the sole shareholder of GA RP Holding, Ltd. There are nine members of the management committee of GA LLC (the “GA Management Committee”). The members of the GA Management Committee are also members of the management committee of GAP (Bermuda) Limited. Mr. Ford is a member of the GA Management Committee. GA LLC, GAP (Bermuda) Limited, GA RP Holding Ltd., GenPar Bermuda, GA Lux, GA GenPar Lux, GAP Lux, GAP IV, GAP EU, GA GenPar, GA SPV, GAP AIV-1 A, GAP AIV-1 B, GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Exchange Act. Each of the members of the GA Management Committee disclaims ownership of the ordinary shares except to the extent he or she has a pecuniary interest therein. Mr. Ford is Chief Executive Officer and a Managing Director of GA LLC and GAP (Bermuda) Limited. Mr. Ford disclaims ownership of the Class A ordinary shares owned by GA RP Collections and GA RP Holding except to the extent he has a pecuniary interest therein. In addition, Steamboat Park Investments, LLC (“SPI”) and Madison Park Capital, LLC (“MPC”), two other U.S. based entities within the General Atlantic private equity group, directly and indirectly hold interests exchangeable for 2,295,708 Class A ordinary shares in the Company. Mr. Ford has a private membership interest in SPI and MPC as an individual and through a family vehicle, and is an officer and a member of the Board of Managers of each of SPI and MPC. Mr. Ford disclaims ownership of such ordinary shares except to the extent he has a pecuniary interest therein. The business address of Mr. Ford, the GA Group, SPI and MPC is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055.

(16)
Reflects 9,077,140 shares held directly by Skyeline Management Ltd and 3,477,520 shares held directly by Avara Management Ltd. Skyeline Management Ltd is wholly-owned by Avara Management Ltd. Avara Management Ltd is wholly-owned by M. Germano Giuliani. This amount excludes 23,390,000 Class A ordinary shares owned by MGG Strategic, which is owned by a trust of which Mr. Giuliani is the beneficiary. Mr. Giuliani has no investment or voting power over such shares. Mr. Giuliani disclaims beneficial ownership over the shares beneficially owned by each of MGG Strategic, MGG SICAF, GG Strategic and GG 1978 SICAF. Skyeline Management Ltd has pledged 8,772,105 Class A ordinary shares pursuant to a pledge agreement to secure a loan made to Skyeline Management Ltd. Actual amount of borrowings against pledged shares is subject to the 20% loan to value limitation of our Policy on Mitigating Pledging Risk and any borrowings against pledged shares may be less than 20% of the value of the shares pledged.

(17)	Mr. Hodgson is seeking election as a director on our Board for a term that would begin on the date of the Annual Meeting.
(18)
Represents shares owned by Mr. Riggs and 85,187 shares held by New Ventures III, LLC. Mr. Riggs has voting and investment control with respect to the shares held by New Ventures Select, LLC, New Ventures I, LLC and New Ventures III, LLC. Mr. Riggs has pledged 592,748 Class A ordinary shares and interests in Continuing Investors Partnerships exchangeable for 5,340,590 Class A ordinary shares pursuant to a pledge agreement to secure a loan made to Mr. Riggs. Actual amount of borrowings against pledged shares is subject to the 20% loan to value limitation of our Policy on Mitigating Pledging Risk and any borrowings against pledged shares may be less than 20% of the value of the shares pledged. Includes shares beneficially owned by Mr. Riggs’ spouse.

(19)
Represents shares owned by Dr. Urist and by a family vehicle controlled by Dr. Urist. Dr. Urist has agreed with our Manager to retain and not sell before February 2025 certain of his interests in Continuing Investors Partnerships that are exchangeable into 1,985,940 Class A ordinary shares. Our Manager has agreed to consider waiving this restriction for important life events or where this restriction would otherwise impose a hardship. Includes vested IPO Contingent Appreciation Interests exchangeable into 700,000 Class A ordinary shares. In addition, EPA Holdings holds unvested IPO Contingent Appreciation Interests exchangeable into 700,000 Class A ordinary shares on behalf of Dr. Urist. Dr. Urist has pledged interests in Continuing Investors Partnerships exchangeable for 725,000 Class A ordinary shares pursuant to a pledge agreement to secure a loan made to Dr. Urist. Actual amount of borrowings against pledged shares is subject to the 20% loan to value limitation of our Policy on Mitigating Pledging Risk and any borrowings against pledged shares may be less than 20% of the value of the shares pledged.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% shareholders are also required by securities laws to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of these reports, or written representations from reporting persons, we believe that during the year ended December 31, 2021, our executive officers, directors and persons who own more than 10% of a registered class of our equity securities filed under Section 16(a) on a timely basis, except for the following Form 3 holdings or Form 4 transactions which were filed on an untimely
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basis: (i) the holdings of certain interests held by Pablo Legorreta from his Form 3; (ii) two transactions for Pablo Legorreta in connection with the acquisition of certain rights to exchange limited partnership interests into Class A ordinary shares; and (iii) one transaction for Terrance Coyne in connection with the conversion of certain interests into Class A ordinary shares.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	TABLE OF CONTENTS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have adopted a written Related Person Transactions Policy that is administered by the Nominating and Corporate Governance Committee. A copy of our Related Person Transactions Policy can be found on our website, www.royaltypharma.com, under “Investors - Governance.”
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of 5% or more of our shares and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of the Nominating and Corporate Governance Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of 5% or more of our shares or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Nominating and Corporate Governance Committee to determine whether the related person involved has a direct or indirect material interest in the transaction and whether the proposed transaction is on arm’s-length terms. In reviewing any such proposal, our Nominating and Corporate Governance Committee are to consider the relevant facts of the transaction, including the risks, costs and benefits to us and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.
In addition, under the U.K. Companies Act certain transactions with directors and their connected parties will require the approval of shareholders.
Management Agreement
We have no personnel of our own. Historically, our business has been managed by the Manager and will continue to be managed by the Manager pursuant to the Management Agreement. Under the Management Agreement, the Manager manages the existing assets of our business and sources and evaluates new royalty acquisitions.
Advisory Team
Our advisory team for purposes of the Management Agreement currently consists of a team of experienced management personnel, as detailed in “Executive Officers.”
None of the Manager’s advisory professionals receives any direct compensation from us in connection with the management of our assets. Mr. Legorreta, through his ownership interests in the Manager, is entitled to a portion of any profits earned by the Manager, which includes the Operating and Personnel Payment (as defined below) payable to the Manager under the terms of the Management Agreement, less expenses incurred by the Manager in performing its services under the Management Agreement.
Certain Obligations of the Advisory Team
Pursuant to the Management Agreement, the Manager cannot manage another entity that invests in or acquires royalties other than any legacy vehicle related to Old RPI or RPI. Executives of the Manager are subject to a non-compete agreement following termination of their employment with the Manager, and we are a beneficiary of this agreement. In addition, executives of the Manager must devote substantially all of their business time to managing us and any legacy vehicle related to Old RPI or RPI, unless otherwise approved by the Board.
Operating and Personnel Payment
Under the Management Agreement, we pay a quarterly fee (the “Operating and Personnel Payment”) in respect of operating and personnel expenses to the Manager equal to 6.5% of the cash receipts from royalty investments for such quarter and 0.25% of the security investments under GAAP as of the end of such quarter, which the Manager is entitled to receive regardless of whether we realize any gains on the security investments when sold.
Under the Management Agreement, the Operating and Personnel Payment is payable quarterly in advance as of the first business day of each fiscal quarter. The Company, RP Holdings and RP Holdings’ subsidiaries, including RPI, have no personnel of their own. The Operating and Personnel Payment is intended to fund operating and personnel expenses of the Manager, including EPA Holdings. The Operating and Personnel Payment payable to the Manager is based on a fixed percentage of cash receipts from royalty investments and is not subject to subsequent adjustment based on actual operating and personnel expenses of the Manager.
The Manager is responsible for 50% of all broken deal expenses as an offset against the Operating and Personnel Payment. Once an investment opportunity is approved by the Board, the Manager will not be responsible for any broken deal expenses relating to such investment opportunity.
Duration and Termination
The Management Agreement was approved by our Board prior to our IPO. The Management Agreement has an initial term of ten years, after which it can be renewed for an additional term of three years, unless either the Company or the Manager provides notice of nonrenewal 180 days prior the expiration of the initial term or renewal term. During the initial term and each renewal term, the Management Agreement may
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	TABLE OF CONTENTS
only be terminated for Cause (as defined below). A termination of the Management Agreement will automatically lead to the removal of the Manager as the manager of RPI and EPA Holdings as the general partner of the Continuing Investors Partnerships. In such event, the Company shall be entitled to designate a new general partner for the Continuing Investors Partnerships.
The Board has the right to terminate the appointment of EPA Holdings and the Manager following (i) a determination of Cause, by a court or governmental body of competent jurisdiction in a final judgement or (ii) an admission of Cause, by EPA Holdings or the Manager. In the event that Mr. Legorreta commits an act constituting Cause, such action would be imputed to EPA Holdings and the Manager so long as Mr. Legorreta is acting as chief executive officer of the Company, otherwise any act of Mr. Legorreta’s will not be imputed to EPA Holdings or the Manager. Any act constituting Cause committed by any other executive of EPA Holdings or the Manager would not be imputed to EPA Holdings or the Manager and may be cured by EPA Holdings and the Manager by termination of such employee.
In the event of a termination for Cause of Mr. Legorreta or any other executive of EPA Holdings or the Manager, Mr. Legorreta or such executive, as the case may be, would forfeit his or her share of Equity Performance Awards (as defined below in “Equity Performance Awards”) on any investments made by the RPI and its subsidiaries during the two-year period prior to such termination and would also be required to reimburse the Company for any losses incurred by the Company as a result of such Cause event.
Except as provided above, EPA Holdings’ interest in Equity Performance Awards in respect of investments made after February 11, 2020 (the “Exchange Date”) and prior to any termination of the Management Agreement (with or without Cause) would continue following such termination.
“Cause” will exist where (i) EPA Holdings, the Manager or an executive of EPA Holdings or the Manager (including Mr. Legorreta) (each an “Applicable Party”) has committed (or in the case of Applicable Parties who are executives, caused EPA Holdings or the Manager to commit) a material breach of the governing documents of the Company, the limited partnership agreement of the Continuing US Investors Partnership or the Continuing International Investors Partnership, or the Management Agreement; (ii) an Applicable Party has committed (or in the case of Applicable Parties who are executives, caused EPA Holdings or the Manager to commit) willful misconduct in connection with the performance of his or its duties under the terms of the governing documents of the Company, the limited partnership agreement of the Continuing US Investors Partnership or the Continuing International Investors Partnership, or the Management Agreement, (iii) there is a declaration of bankruptcy by the Applicable Party and (iv) there is a determination by any court with proper jurisdiction that an Applicable Party has committed an intentional felony or engaged in any fraudulent conduct, in each such case of clauses (ii) and (iv) which has a material adverse effect on the business, assets or condition (financial or otherwise) or prospects of the RPI, its subsidiaries and its affiliates (taken as a whole).
The Manager would be subject to a 12-month non-compete following any termination of the Management Agreement by us for Cause, or nonrenewal by the Manager.
The Management Agreement contains temporary and permanent succession plans for Mr. Legorreta and other members of the senior management.
Indemnification
The Management Agreement provides that, to the fullest extent permitted by law, the Company will indemnify each of the Manager and its affiliates (including EPA Holdings) and their respective officers, directors, shareholders, members, employees, agents and partners, and any other person who is entitled to indemnification (each, an “Indemnitee”) from and against any and all claims, liabilities, damages, losses, penalties, actions, judgments, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated that are incurred by any Indemnitee or to which such Indemnitee may be subject by reason of its activities on behalf of the Company or any of its subsidiaries to the extent that such Indemnitee’s conduct did not constitute fraud, bad faith, willful misconduct, gross negligence (as such concept is interpreted under the laws of the State of New York), material breach of the Management Agreement that is not cured in accordance with the terms of the Management Agreement or a violation of applicable securities laws.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	TABLE OF CONTENTS
Equity Performance Awards
Equity Performance Awards (as defined below) are determined on a portfolio-by-portfolio basis, so to ensure that the Manager does not get paid incentive compensation unless each Portfolio is profitable, rather than specific investments, to ensure economic alignment between shareholders and the Manager. Investments made during each two-year period will be grouped together as separate portfolios (each, a “Portfolio”). The first Portfolio commenced on the Exchange Date and ended on December 31, 2021. The second Portfolio commenced on January 1, 2022 and will end on December 31, 2023.
Subject to the three tests listed below and applicable law, at the end of each fiscal quarter, EPA Holdings is entitled to a distribution from RP Holdings in respect of each Portfolio equal to 20% of the Net Economic Profit (defined as the aggregate cash receipts for all new portfolio investments in such Portfolio less Total Expenses (defined as interest expense, operating expense and recovery of acquisition cost in respect of such Portfolio)) for such Portfolio for the applicable measuring period (the “Equity Performance Awards”). The Equity Performance Awards will be allocated and paid by RP Holdings to EPA Holdings as the holder of the RP Holdings Class C Special Interest. The Equity Performance Awards will be payable in RP Holdings Class B Interests that will be exchanged upon issuance for Class A ordinary shares of the Company. The number of Class A ordinary shares of the Company payable is based on a 10-day trailing VWAP ending 2 days prior to the payment date. EPA Holdings may also receive a periodic cash advance in respect of the RP Holdings Class C Special Interest to the extent necessary for EPA Holdings or any of its beneficial owners to pay when due any income tax imposed on it or them as a result of it holding such RP Holdings Class C Special Interest, calculated using an assumed tax rate. To the extent EPA Holdings receives any such periodic cash advance, the amount of the RP Holdings Class B Interests received by EPA Holdings will be reduced by the amount of such periodic cash advance.
EPA Holdings is not entitled to Equity Performance Awards on any Net Economic Profit derived from investments made by Old RPI prior to the Exchange Date and contributed to RPI and its subsidiaries in the Exchange Offer Transactions. Such investments of Old RPI will be in a separate Portfolio (the “Old RPI Portfolio”).
On any quarterly equity distribution date, the Equity Performance Awards payable is subject to each of the following three tests:
Test One: Cumulative Net Economic Profit for such Portfolio for all periods prior to the relevant quarterly determination date is positive. Cumulative Net Economic Profit is positive if the aggregate cash receipts for all investments in a Portfolio for all prior periods is greater than the Total Expenses allocated to such for all prior periods.
Test Two: The aggregate projected cash receipts, as determined on a basis consistent with the effective interest method used in our GAAP financial statements, for all investments in such Portfolio for all periods commencing after such quarterly determination date are equal to or greater than one hundred and thirty-five percent (135%) of the projected Total Expenses for all investments in such Portfolio through the expected termination dates of all investments in such Portfolio.
Test Three: The aggregate projected cash receipts, as determined on a basis consistent with the effective interest method used in our GAAP financial statements, for all investments in all Portfolios, other than the Old RPI Portfolio, for all periods commencing after such quarterly determination date are equal to or greater than one hundred and thirty-five percent (135%) of the projected Total Expenses for all of the Portfolios through the termination or disposition dates of all investments in all of the Portfolios, other than the Old RPI Portfolio.
Portfolios are based on two-year periods, to mitigate the risk that Equity Performance Awards are paid on a profitable investment even though, in the aggregate, the investments made over a two year period are not profitable. The three tests above are also intended to reduce the risk that Equity Performance Awards are payable at a time when either an individual portfolio or our overall portfolio of investments is not performing well.
We do not currently expect any material Equity Performance Awards to be payable until the second half of this decade.
IPO Contingent Appreciation Interest
In connection with the consummation of the Exchange Offer Transactions, the Continuing Investors Partnerships issued to EPA Holdings a special limited partnership interest (the “IPO Contingent Appreciation Interest”) which resulted in the transfer of a number of limited partnership interests in the Continuing Investors Partnerships from the Continuing Investors to EPA Holdings since the trading price of our Class A ordinary shares attained specified levels during the three year period after the expiration of the underwriter lock-up period in connection with our IPO. These limited partnership interests will be exchangeable for RP Holdings Class B Interests that in turn will be exchangeable for Class A ordinary shares of the Company.
The IPO Contingent Appreciation Interest only affected the Continuing Investors’ ownership of the Continuing Investor Partnerships and did not affect the number of our outstanding ordinary shares or have a dilutive effect on our Class A ordinary shares.
The IPO Contingent Appreciation Interest was intended to incentivize the management team of the Manager to complete an IPO and to maximize our trading price performance subsequent to the IPO.
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Pharmakon Advisors
Mr. Legorreta, our chief executive officer, is also a co-founder of and has significant influence over Pharmakon Advisors, which shares physical premises with the Manager. Pharmakon manages BioPharma Credit PLC (LSE: BPCR) and other investment vehicles that collectively are leading providers of debt capital to the biopharmaceutical industry. Mr. Legorreta has a substantial investment in BioPharma Credit. From time to time, the Manager and Pharmakon may pursue similar investment opportunities for their respective clients, although we believe that actual conflicts of interest are rare due to the differing investment strategies of the Company and Pharmakon, and the fact that royalty holders, rather than the Company and Pharmakon, determine the type of transaction they seek. Under arrangements with Pharmakon, the Manager subleases office space to Pharmakon, and the parties may provide research, business development, legal, compliance, financial and administrative services to one another. The Manager and Pharmakon reimburse each other to the extent that one of them provides materially more services to the other than they receive in return. In consideration of the support provided to Pharmakon by the Manager, certain employees of the Manager receive compensation from Pharmakon.
In November 2017, we purchased from Bristol-Myers Squibb (“BMS”), a percentage of BMS’s future royalties on worldwide sales of Onglyza, Farxiga, and related diabetes products marketed by AstraZeneca, in exchange for installment payments to BMS over time. In December 2017, we sold 50% of the royalty to BioPharma Credit, in exchange for BioPharma Credit’s agreement to pay 50% of the installment payments owed by us to BMS.
RP Holdings Articles
We are the sole owner of the RP Holdings Class A ordinary shares, which have the sole voting power in RP Holdings (subject to certain exceptions as described herein), and as a result we have the right to appoint the board of directors of RP Holdings and therefore control the business and affairs of RP Holdings, and through RP Holdings and its subsidiaries, including RPI, conduct our business. The board of directors of RP Holdings determines when dividends will be paid to the shareholders of RP Holdings and the amount of any such dividends (subject to the requirements with respect to the dividends paid to EPA Holdings in respect of its RP Holdings Class C Special Interest for the purpose of tax distributions as described above). If RP Holdings pays a dividend, such dividend will be paid to us and the Continuing Investors Partnerships, pro rata and pari passu in accordance with our respective ownership of RP Holdings Class A ordinary shares and RP Holdings Class B Interests. As holder of the RP Holdings Class A ordinary shares, we also have the ability to direct the board of directors of RP Holdings to recommend dividends in accordance with the terms of the RP Holdings Articles to the extent lawful.
Registration Rights Agreements
Certain of our shareholders, including M. Germano Giuliani, were provided with unlimited piggyback and twice annual demand registration rights and our directors and named executive officers were provided with unlimited piggyback registration rights subject to customary limitations and restrictions.
Exchange Agreement
Continuing International Investors Partnership and Continuing US Investors Partnership will, upon instruction of any of their partners from time to time, distribute the RP Holdings Class B Interests held on behalf of such partner that are subject to such instruction which will then be exchanged for our Class A ordinary shares.
Director Appointment Agreement
We have entered into an agreement (the “Director Appointment Agreement”) with M. Germano Giuliani. The terms of the Director Appointment Agreement generally provide that if and so long as (a) the ordinary shares of the Company owned by Mr. Giuliani and his affiliates represent at least 5% of the outstanding ordinary shares (on an aggregate basis treating the Class A ordinary shares and Class B ordinary shares of the Company as a single class) and (b) Mr. Giuliani maintains voting control over at least 5% of the outstanding ordinary shares (on an aggregate basis treating the Class A ordinary shares and Class B ordinary shares of the Company as a single class), then Mr. Giuliani, subject to the approval of our Nominating and Corporate Governance Committee and applicable law, will be re-nominated as part of the Company’s slate of directors at the two annual meetings following our initial public offering. Such nomination commitment is subject to Mr. Giuliani’s agreement, on behalf of himself and his controlled affiliates, that for so long as he serves on the Board, he will (i) vote all ordinary shares of the Company owned or controlled by him and his affiliates in favor of the Company’s slate of directors, (ii) comply with customary public company standstill provisions and (iii) refrain from making transfers of ordinary shares of the Company to any purchaser who, following such transfer, would own 5% or more of the outstanding ordinary shares of the Company.
Mr. Giuliani serves as a member of our Board.
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MSCI Cooperation Agreement
Henry Fernandez, our lead independent director, is a director and Chairman of the Board and Chief Executive Officer of MSCI. In April 2021, we entered into a cooperation agreement with MSCI, pursuant to which we will assist MSCI in MSCI’s construction of life sciences index products in exchange for a share of MSCI’s revenues from those products. The financial impact associated with the MSCI Cooperation Agreement was not material for the year ended December 31, 2021.
Employment Arrangement with an Immediate Family Member of our Lead Independent Director
Henri Fernandez, the son of Henry Fernandez, our lead independent director, is employed by the Manager as an Associate, Investments. During 2021, Mr. Henri Fernandez received an annual base salary of $120,750 in addition to incentive compensation. Mr. Henri Fernandez’s compensation will be based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who are not related to the lead independent director of our Board. Mr. Henri Fernandez is also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to the lead independent director of our Board.
Indemnification of Directors and Officers
We generally will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts on an after tax basis: any director or officer, any director or officer who is or was serving at our request as a director, officer, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person, any person who is a director or a person performing similar functions and any person the Board in its sole discretion designates as an indemnitee, which includes the members of the board of directors of RP Holdings. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct, subject to the limitations set forth in the following paragraph. We have also agreed to provide this indemnification for criminal proceedings, subject to the limitations set forth in the following paragraph. Any indemnification under these provisions will only be out of our assets.
The U.K. Companies Act renders void an indemnity for a director against any liability that would otherwise attach to that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director. Furthermore, any provision that purports to oblige a company to indemnify (directly or indirectly) a director of that company or an associated company from any liability that would otherwise attach to that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void other than with respect to certain permitted indemnity obligations in connection with the provision of insurances, qualifying third party indemnities and qualifying pension scheme indemnities.
We may also purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities.
In addition, we have entered into indemnification agreements with each of our directors. The indemnification agreements provide our directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by law. We will also indemnify such persons to the extent they serve at our request as directors, officers, employees or other agents of any other entity, to the fullest extent permitted by law.
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Proposal 2 VOTE ON A NON-BINDING ADVISORY BASIS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Board recommends that shareholders vote “FOR” the approval of named executive officer compensation.
In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail our executive compensation policies and procedures as well as the Summary Compensation Table for the year ended December 31, 2021, and other related compensation tables and narrative discussions, which provide detailed information of the compensation of our named executive officers.
Each of our named executive officers is compensated for his services to us by the Manager and does not receive any compensation directly from us. We do not reimburse the Manager for the compensation of any of our named executive officers and do not make any decisions regarding the amount or nature of this compensation. For a description of our obligations to pay the Operating and Personnel Payment to the Manager under the Management Agreement, please refer to the section entitled “Certain Relationships and Related Party Transactions—Management Agreement.” The Management Agreement was approved by our Board prior to our IPO and may only be terminated for Cause (as defined above).
Our Management Development and Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement help position us for long-term success.
We currently hold advisory votes on the compensation of our named executive officers on an annual basis.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Please note that this vote is advisory and non-binding on us, our Board or the Management Development and Compensation Committee. This non-binding vote is not meant to address any particular element of our executives’ compensation arrangements. Our Board believes that approving named executive officer compensation is advisable and in the best interests of Royalty Pharma and our shareholders.
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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
COMPENSATION DISCUSSION AND ANALYSIS
Overview
The following Compensation Discussion and Analysis (“CD&A”) provides a description of the compensation provided to our named executive officers by the Manager. Each of our named executive officers is compensated for his services to us by the Manager and does not receive any compensation directly from us. We do not reimburse the Manager for the compensation of any of our named executive officers and do not make any decisions regarding the amount or nature of this compensation. Accordingly, our Management Development and Compensation Committee is not responsible for designing the executive compensation program for our named executive officers. For a description of our obligations to pay the Operating and Personnel Payment to the Manager under the Management Agreement, please refer to the section entitled “Certain Relationships and Related Party Transactions—Management Agreement.” This CD&A focuses on the following officers of Royalty Pharma and the Manager that we consider as our named executive officers for the fiscal year ended December 31, 2021:
Pablo Legorreta Chairman of the Board and Chief Executive Officer
Terrance Coyne Executive Vice President & Chief Financial Officer
Christopher Hite Executive Vice President & Vice Chairman
George Lloyd Executive Vice President, Investments & General Counsel
Marshall Urist, M.D., Ph.D. Executive Vice President, Research & Investments
Compensation Program Best Practices
What the Executive Compensation Program Does:
Comprehensive risk management related to our compensation and share ownership programs
Compensation Recovery/Clawback
Share Retention Obligation
Share Ownership Requirements
Align pay with performance, including through use of equity performance awards
Long-term Equity Performance Awards are settled in equity
Strong controls through our Policy on Mitigating Pledging Risk
Robust Investor Outreach
Independent Directors on Management Development and Compensation Committee
Independent Compensation Consultant
What the Executive Compensation Program Does Not Do:
Encourage excessive risk taking
No employment agreements
No short sales and derivative transactions in our equity and hedging of our shares
No excise tax “gross-up” payments in the event of a change in control
No excessive or unusual perquisites
No tax “gross-up” payment on perquisites for named executive officers
No special health and welfare benefits
No supplemental executive retirement benefits
No supplemental severance benefits
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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Advisory Vote on Executive Compensation and Shareholder Engagement
The executive compensation program is grounded in a compensation philosophy aimed at achieving strong alignment between our long-term strategic goals and our shareholders’ interests. The Management Development and Compensation Committee and our Manager consider feedback received through direct dialogue with investors, as well as our prior year Say-on-Pay results. At our 2021 Annual Meeting, we held a shareholder advisory vote on the compensation of our named executive officers (the “say-on-pay vote”). Our shareholders approved the compensation of our named executive officers, with approximately 90.5% of the votes cast in favor of our 2021 say-on-pay resolution. While our Say-on-Pay vote received meaningful support in 2021, we proactively made enhancements to our governance policies (including the addition of Executive Share Ownership Guidelines and an expansion of our Clawback Policy as described below) and engaged with shareholders to better understand what drove their 2021 votes. Key points of discussion on our governance and compensation policies and practices include:
•	Our Policy on Mitigating Pledging Risk is robust in its protections of shareholder interests and appropriately balanced in light of share retention obligation of our named executive officers;
•	Addition of Executive Share Ownership Guidelines further reinforces our ownership model;
•	Equity Performance Awards are performance-based with rigorous goals and payout criteria; and
•	Our enhanced Clawback Policy reflects our commitment to sustainable growth and pay-for-performance.
Overall, we found shareholders were generally supportive of the executive compensation program and practices and continue to support this pay-for-performance model. Shareholders generally encouraged us to enhance disclosures of our Policy on Mitigating Pledging Risk and the elements of the executive compensation program. We are continuously striving to align our strategic priorities and reflect feedback received from our shareholders.
Say-on-Frequency Vote
At our 2021 Annual Meeting, a majority of our shareholders recommended that we hold a non-binding, advisory shareholder vote on the compensation of the named executive officers every year. In light of this recommendation from our shareholders, as well as other factors, we are holding an advisory vote with respect to the compensation of the named executive officers at our 2022 Annual Meeting.
Compensation Philosophy
Our business as the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry is dependent on the performance of our named executive officers and other key employees. Among other things, we depend on their ability to find, select and execute transactions, find and develop relationships with innovators from academic institutions, research hospitals and non-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies and provide other services essential to our success. The executive compensation program is designed to attract, motivate and retain talented professionals who drive our success.
The compensation philosophy has several primary objectives:
•	establish a clear relationship between performance and compensation to drive our business and financial performance;
•	align the interests of our named executive officers and other key employees with the long-term interests of our shareholders to maximize value; and
•
provide competitive compensation opportunities, with an appropriate balance between short-term and long-term incentives, to attract, motivate and retain key executives crucial to Royalty Pharma’s long-term success.

Base salaries are dictated by employee proficiency and experience in their roles. In addition to base salary, the Manager utilizes annual bonuses and Equity Performance Awards to further incentivize and retain talent and provide an overall compensation package that is competitive with the market. Annual bonuses are generally paid to employees annually based on our profitability, market conditions and employee performance.
Certain of our professionals may also receive Equity Performance Awards, which we believe align the interests of our named executive officers and other key employees with those of our shareholders, and this alignment has been a key contributor to our strong performance and growth. We also believe that ownership in the Company by our named executive officers results in alignment of their interests with those of our shareholders.
The compensation program is a management tool supporting our mission and values. We believe the program supports, reinforces and aligns our values, business strategy and operations with the goal of increasing the number of biopharmaceutical royalties in our portfolio and profitability. Compensation arrangements with our named executive officers are described below under “Elements of Compensation.”
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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Compensation Risk
The Manager’s compensation policies are targeted to incentivize investing in a risk-controlled fashion and are intended to discourage undue risk. Therefore, a key element of the compensation program consists of Equity Performance Awards for our named executive officers. We believe this policy encourages long-term thinking and protects us against excessive risk and investing for short-term gain. We do not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.
Importantly, the value of the Equity Performance Awards of any named executive officer is a function of the profitability of the royalties we acquired as a whole, rather than specific investments, meaning that they have a material interest in every investment. This approach discourages excessive risk taking, since a particularly successful single royalty acquisition or investment will result in Equity Performance Awards only if our overall portfolio is successful.
In addition, the share retention obligations and ownership requirements set forth in our executive share ownership policy discourage excessive risk-taking because the value of these interests is tied directly to the long-term performance of our Class A shares.
Our Management Development and Compensation Committee is responsible for reviewing any risks associated with the compensation program for our named executive officers, as described in more detail under “Board Oversight of Risk Management” above.
Elements of Compensation
The primary elements of the compensation program for our named executive officers, excluding Mr. Legorreta, are base salary, annual bonuses and Equity Performance Awards, and, for Mr. Legorreta, the management fee and Equity Performance Awards. We believe that the elements of compensation for our named executive officers serve the primary objectives of the compensation program. The Manager periodically reviews the compensation of our key employees, including our named executive officers, and, from time to time, we may implement new plans or programs or otherwise makes changes to the compensation structure relating to current or future key employees, including our named executive officers. In 2021, compensation decisions and decisions regarding the allocation of Equity Performance Awards to our named executive officers and senior professionals were made by our Manager and not by our Management Development and Compensation Committee or independent directors.
Management Fee
As the sole member of the Manager, Mr. Legorreta is entitled to a share of the Manager’s profits less expenses. The Manager’s revenues for 2021, 2020 and 2019 include the management fee paid by us under the Management Agreement with the Manager. As described above under “Management Agreement,” we pay a quarterly Operating and Personnel Payment in respect of operating and personnel expenses to the Manager equal to 6.5% of the cash receipts from royalty investments for such quarter and 0.25% of the security investments under GAAP, including equity securities and derivative financial instruments, as of the end of such quarter. As the Company, RP Holdings and RP Holdings’ subsidiaries, including RPI, have no personnel of their own, the Manager is responsible for funding operating and personnel expenses.
Base Salary
The Manager pays each of our named executive officers a base salary, the details of which are set out in the Summary Compensation Table that follows. It is intended that the base salary of each named executive officer reflect his position, duties and responsibilities, as well as recognize his anticipated contribution to our ongoing initiatives and future success. Although we believe that the base salary of our named executive officers should not typically be the most significant amount of total compensation, it is intended that any base salary amounts should attract and retain top talent as well as assist with the payment of basic living costs throughout the year.
Annual Bonus
Each of our named executive officers other than Mr. Legorreta participates in the Manager’s annual cash bonus plan, which provides each participant with an annual cash bonus opportunity in an amount to be determined by our Manager. The primary factors considered in determining the discretionary bonuses for Messrs. Coyne, Hite, Lloyd and Urist are discussed below. The subjective factors that contributed to the determination of the bonus amounts included an assessment of the performance of Royalty Pharma and our portfolio, the individual performance and contributions of the named executive officer to our business during 2021 and the named executive officer’s potential to enhance portfolio returns and contribute to long-term shareholder value.
Each of Messrs. Coyne, Hite, Lloyd and Urist provided critical and significant contributions to Royalty Pharma’s achievements in 2021. In assessing Mr. Coyne’s performance, the Manager considered his oversight of our accounting, finance and treasury functions, as well as his management of our balance sheet and focus on managing costs. In assessing Mr. Hite’s performance, the Manager considered his leadership in driving investment performance to create value for our shareholders in his roles as Vice Chairman. In assessing Mr. Lloyd’s performance, the Manager considered his oversight of our legal team and his efforts to address legal and regulatory considerations applicable to our business and to our firm as a public company. In assessing Dr. Urist’s performance, the Manager considered his leadership in sourcing and analyzing investment opportunities to create value for our shareholders in his role as head of Research and Investments.
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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Equity Performance Awards
Equity Performance Awards (as defined below) are determined on a portfolio-by-portfolio basis, so to ensure that our executive officers do not get paid incentive compensation unless each portfolio is profitable, rather than specific investments, to ensure economic alignment between shareholders and our named executive officers. During 2021 and 2020, all of our named executive officers were granted an allocation of Equity Performance Awards, which represent a percentage interest in the Net Economic Profits to be realized on royalties acquired by RP Holdings in respect of investments made after the Exchange Date. We refer to these grants as “Equity Performance Awards.” We consider these awards to have a zero fair value as of the date of grant. We do not currently expect any material Equity Performance Awards to be payable until certain performance tests are met, which we do not expect to occur until the mid-2020s.
Portfolios are based on two-year periods, to mitigate the risk that Equity Performance Awards are paid on a profitable investment even though, in the aggregate, the investments made over a two-year period are not profitable. On any quarterly equity distribution date, the Equity Performance Awards payable is subject to each of the following three tests:
Test One: Cumulative Net Economic Profit for such Portfolio for all periods prior to the relevant quarterly determination date is positive. Cumulative Net Economic Profit is positive if the aggregate cash receipts for all investments in a Portfolio for all prior periods is greater than the Total Expenses allocated to such for all prior periods.
Test Two: The aggregate projected cash receipts, as determined on a basis consistent with the effective interest method used in our GAAP financial statements, for all investments in such Portfolio for all periods commencing after such quarterly determination date are equal to or greater than one hundred and thirty-five percent (135%) of the projected Total Expenses for all investments in such Portfolio through the expected termination dates of all investments in such Portfolio.
Test Three: The aggregate projected cash receipts, as determined on a basis consistent with the effective interest method used in our GAAP financial statements, for all investments in all Portfolios, other than the Old RPI Portfolio, for all periods commencing after such quarterly determination date are equal to or greater than one hundred and thirty-five percent (135%) of the projected Total Expenses for all of the Portfolios through the termination or disposition dates of all investments in all of the Portfolios, other than the Old RPI Portfolio.
The three tests above are intended to reduce the risk that Equity Performance Awards are payable at a time when either an individual portfolio or our overall portfolio of investments is not performing well. Accordingly, Equity Performance Awards are designed to ensure an executive officer does not get paid incentive compensation unless all of the portfolios are profitable, rather than specific investments, ensuring economic alignment between the executive officers and our shareholders and discouraging undue risk taking by aligning each officer’s compensation with the long-term performance of our business. See “Certain Relationships and Related Party Transactions—Equity Performance Awards.”
Conversion of Performance Awards into Limited Partnership Interests Exchangeable for Class A Ordinary Shares
During 2019, all of our named executive officers (other than Mr. Hite, who joined the Manager in March 2020) were granted beneficial interests in the carried interest held by Pharmaceutical Investors, LP in royalties acquired by Old RPI in 2019. We referred to these grants of beneficial interests in this carried interest as “Performance Awards.” We considered these awards to have a zero fair value as of the date of grant.
Each Performance Award represented a percentage interest in the net profits realized by Old RPI or RPI on acquisitions of royalties. The actual amount of any carried interest distributions to any named executive holder was thus a function of the profitability of the royalties we acquired. Accordingly, the Manager believes that each grant of a Performance Award to an executive officer aligns the interests of the officer with those of our shareholders by closely aligning the officer’s compensation with the long-term performance of our business.
Distributions in respect of a Performance Award are determined on the basis of the award’s percentage participation in the net profits realized on an acquired royalty. The percentage participation of each named executive officer under a Performance Award with respect to each royalty acquisition varies from time to time and from acquisition to acquisition based on many factors, including the named executive officer’s contribution to the royalty acquisition transaction.
In February 2020, in connection with the Exchange Offer Transactions, Pharmaceutical Investors, L.P. contributed all of its carried interest in Old RPI to the Continuing US Investors Partnership in exchange for limited partnership interests in that entity. As a result of this exchange, each of the Performance Awards held by our named executive officers was converted into limited partnership interests in the Continuing US Investors Partnership. Because limited partnership interests in the Continuing US Investors Partnership are exchangeable into our Class A ordinary shares, we believe this change has further served to align the interests of our named executive officers with those of our shareholders.
Mr. Legorreta has agreed with the Company to retain and not sell before February 2025, certain limited partnership interests resulting from the exchange of Performance Awards as described above. Our Board has agreed to consider waiving this restriction for important life events or where this restriction would otherwise impose a hardship.
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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Messrs. Coyne, Lloyd and Urist have agreed with the Manager to retain and not sell before February 2025 certain limited partnership interests resulting from the exchange of Performance Awards as described above. Our Manager has agreed to consider waiving this restriction for important life events or where this restriction would otherwise impose a hardship.
Role of Compensation Consultant
The Management Development and Compensation Committee directly engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) in 2021 to serve as its independent compensation consultant. The Management Development and Compensation Committee takes into consideration the advice of Semler Brossy to inform its decision-making process and has sole authority for retaining and terminating its consultant, as well as approving the terms of engagement, including fees. Services provided by Semler Brossy to the Management Development and Compensation Committee relating to executive compensation in 2021 included: attended Committee meetings to present and offer independent recommendations, insights and perspectives on executive compensation matters; assessed how the executive compensation program aligns with pay for performance; and updated the Management Development and Compensation Committee on emerging trends and best practices in the areas of compensation governance and executive compensation. The Management Development and Compensation Committee meets multiple times throughout the year with the compensation consultant in executive session without management present. Semler Brossy does not provide any other services to the Company. The Management Development and Compensation Committee has determined Semler Brossy to be independent from management and that its engagement did not present any conflicts of interest. From time to time, the Management Development and Compensation Committee may engage other consultants and advisors in connection with various compensation matters.
Biopharmaceutical Peer and Financial Services Comparator Groups
Semler Brossy assisted in review of a group of relevant companies and provided historical compensation data regarding such companies as a reference point in connection with the Management Development and Compensation Committee’s evaluation of the Manager’s compensation.
Our business is at the intersection of the biopharmaceutical and financial services sectors. In many ways, our investments in biopharmaceutical royalties are similar to alternative investments made by asset management firms, though it is necessary that our employees be leading experts in the biopharmaceutical space. As a result, we draw the vast majority of our employees from the biopharmaceutical and financial services spaces, To that end, Semler Brossy and the Management Development and Compensation Committee felt it was necessary to create a peer group that reflected the influence of these two industries on our approach to talent management and, given our higher margin business, establish the group using profitability as the core sizing metric. Our peer group consisted of the companies listed in the charts below.
Biopharmaceutical Peer Group (14)
• Eli Lilly • Johnson & Johnson • Merck & Co. • Pfizer	• AbbVie • Bristol-Myers Squibb • Amgen • Gilead	• Biogen • Vertex Pharmaceuticals • Incyte • Regeneron	• Horizon Therapeutics • BioMarin
Financial Services Comparator Group (10)
• Blackstone • T. Rowe Price • Carlyle	• Apollo • Ares • Invesco	• Jefferies • Affiliated Managers Group • Lazard	• Sculptor Capital Management
Strong Clawback Policy
Accountability is a fundamental value of Royalty Pharma. To reinforce this value through our executive compensation program, our Manager and executive officers are subject to a strong compensation recovery (“clawback”) policy. Under our prior policy, the Manager must repay any excess compensation from an accounting restatement with any financial reporting requirement under the U.S. federal securities law. Under our enhanced policy, our Management Development and Compensation Committee may seek to recover payments of compensation made to our Manager or an executive officer in connection with a material breach by the Manager or an executive officer of covenants in agreements between us and the Manager or officer or as a result of the Manger’s or the officer’s misconduct that harms the business or reputation of the Company. Our clawback policy is available on our website at www.royaltypharma.com under “Investors—Governance.”
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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Robust Share Retention Obligations and Executive Share Ownership Policy
Our named executive officers and certain other senior executives are required to maintain a minimum equity stake in Royalty Pharma. This policy embodies our Management Development and Compensation Committee’s belief that our most senior executives should maintain a significant personal financial stake in Royalty Pharma to promote a long-term perspective in managing our business. In addition, the share retention requirements and share ownership policy helps align executive and shareholder interests, which reduces incentive for excessive short-term risk taking.
Our executive officers who were serving at the time of our IPO have agreed to retain a substantial percentage of shares they owned as of the date of our IPO in June 2020 for five years after the date of the IPO. The percentage of the shares that our named executive officers have agreed to retain and their share ownership as a multiple of their base salary is as shown below.
Name and Principal Position	Percentage of Shares Subject to Retention	Share Ownership as a Multiple of Salary(1)
Pablo Legorreta Chief Executive Officer	65%	392x
Terrance Coyne Executive Vice President & Chief Financial Officer	81%	219x
Christopher Hite Executive Vice President & Vice Chairman	49%	36x
George Lloyd Executive Vice President, Investments & General Counsel	76%	298x
Marshall Urist, M.D., Ph.D. Executive Vice President, Research and Investments	93%	122x
(1)	Based on each named executive officer’s base salary for the year ended December 31, 2021.
In addition to the share retention requirements, each covered executive is required to acquire and maintain ownership of Royalty Pharma equal to a specified amount or multiple of his or her base salary, which for our Named Executives, as shown in the table below.
Individual(s)	Guideline	Value(1) ($)
CEO	Greater of 5x base salary or 1,000,000 shares	40,000,000
Other Named Executive Officers	3x base salary	3,150,000
(1)
Valued at $39.85 our closing share price on December 31, 2021. Based on each named executive officer’s base salary for the year ended December 31, 2021, except for Dr. Urist who is expected to own $2,100,000 of our equity.

In 2021, each of our Named Executives complied with our share ownership policy. Our share ownership policy restricts the inclusion of shares that are subject to pledging arrangements. Our share ownership policy is available on our website at www.royaltypharma.com under “Investors—Governance.”
Policy on Mitigating Pledging Risk
As a result of the significant retention obligations of the named executive officers described above, their ability to sell shares in order to obtain liquidity is severely restricted. The Board determined that allowing our directors and executive officers to pledge their shares subject to significant limitations for personal liquidity needs instead of selling their shares is in the best interests of the Company and its shareholders as it encourages its directors and executive officers to retain their shares and aligns the interests of its directors and executive officers with those of the Company and its shareholders. The Board has therefore designed the Policy on Mitigating Pledging Risk to balance these concerns and mitigate risk to the Company and our shareholders, particularly in light of the significant retention obligations of our named executive officers described above.
In order to reduce the risk of forced sales of pledged shares as a result of a margin call following a decline in the market price of our Class A ordinary shares, our Policy on Mitigating Pledging Risk limits the amount of debt that can be incurred by our directors and executive officers secured by the pledge of our shares. Pursuant to our Policy on Mitigating Pledging Risk, directors and executive officers may not incur a loan secured by the pledge of our shares if the loan balance would exceed 20% of the value of shares pledged on the date the loan is incurred.
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Example: An executive officer wishes to pledge 100,000 Class A ordinary shares as collateral for a personal loan, and the current share price is $40 per Class A ordinary share. The executive officer may borrow up to 20% of 100,000 x $40, or $800,000, secured by a pledge of such Class A ordinary shares.

Assuming a typical 60% loan to value margin loan maintenance requirement, if an officer were to borrow an amount equal to 20% of the value of shares pledged, the Class A ordinary shares would need to decline by over 60% to trigger a margin call. Given the low volatility of our Class A ordinary shares, the Board considers the risk of a 60% decline in the price of Class A ordinary shares, even in the event of a market crisis, to be remote.
In order to monitor the risk associated with secured by shares, the Audit Committee of the Board receives reports from the Manager at least quarterly regarding the amount of any loans by management secured by shares and compliance with the 20% loan to value limitation. We believe that this monitoring is effective and we have confirmed that each of our directors and executive officers who have pledged shares are and have been compliant with this policy since our last confirmation.
The Policy on Mitigating Pledging Risk requires the Audit Committee to review all pledging arrangements, assess any risks to Royalty Pharma and its shareholders and report on the arrangements to the Board. The Policy on Mitigating Pledging Risk provides that all pledges must comply with Royalty Pharma’s Insider Trading Policy and must be pre-cleared as specified in accordance with its trading pre-clearance procedures. The Audit Committee may seek outside advice in connection with its oversight of pledging arrangements.
See “Policy on Mitigating Pledging Risk” under Corporate Governance and “Security Ownership of Certain Beneficial Owners” for information regarding shares pledged by our executive officers as of the Record Date. Note that such disclosure reports the total number of shares pledged. However, the actual amount of borrowings against such shares as of such date is subject to the 20% loan to value limitation described above and in some cases is much less than 20% of the value of the shares pledged.
Management Development and Compensation Committee Report
The Management Development and Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Management Development and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021. This report is provided by the following independent directors, who comprise the Management Development and Compensation Committee.
William Ford (Chair)
Bonnie Bassler, Ph.D.
Errol De Souza, Ph.D.
Gregory Norden
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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Summary Compensation Table
The following table provides summary information concerning the compensation awarded to, earned by or paid to each of our named executive officers for the fiscal year ended December 31, 2021 for services rendered in all capacities during the last three fiscal years during which such individuals were named executive officers.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Pablo Legorreta Chief Executive Officer	2021	8,000,000	—	—	41,513,461	49,513,461
	2020	—	—	—	55,674,558	55,674,558
	2019	—	—	—	28,545,792	28,545,792
Terrance Coyne Executive Vice President & Chief Financial Officer	2021	1,050,000	2,850,000	—	—	3,900,000
	2020	895,000	2,500,000	—	—	3,395,000
	2019	425,625	1,500,000	—	—	1,925,625
Christopher Hite(6) Executive Vice President & Vice Chairman	2021	1,050,000	2,850,000	—	106,250	4,006,250
	2020	776,923	2,500,000	—	367,788	3,644,711
	2019	—	—	—	—	—
George Lloyd Executive Vice President, Investments & General Counsel	2021	1,050,000	2,850,000	—	—	3,900,000
	2020	895,000	2,500,000	—	—	3,395,000
	2019	682,500	1,500,000	—	—	2,182,500
Marshall Urist, M.D., Ph.D.(7) Executive Vice President, Research & Investments	2021	700,000	2,850,000	—	—	3,550,000
(1)	Reflects salary paid by the Manager to each named executive officer for services.
(2)	Reflects bonuses paid by the Manager under the Manager’s discretionary annual cash bonus program for services.
(3)
Each of our named executive officers received Equity Performance Awards in 2021 and 2020. Each Equity Performance Award amounted to an allocation in the Net Economic Profits to be realized on royalties acquired by RP Holdings. We consider these awards to have a fair value of zero on the date of grant and consequently we have not included any amount of compensation for awards granted in this Summary Compensation Table disclosure. The actual amount realized by our named executive officers in respect of the Equity Performance Awards upon settlement will be reported in the Options Exercised and Stock Vested Table for the year of settlement of such awards. For additional details regarding Equity Performance Awards, see “Equity Performance Awards” above.

(4)
For Mr. Legorreta, amounts shown represent earnings resulting from his ownership of the Manager. The earnings of the Manager consist of the management fee from Royalty Pharma less the expenses of the Manager, including compensation of the employees of the Manager. For Mr. Coyne, 2020 compensation excludes $719,460 in cash paid to Mr. Coyne in exchange for cancelling certain phantom carried interest allocations in certain Portfolios of Pharmaceutical Investors, LP. For Mr. Hite, amounts shown represent cash payments to Mr. Hite on unvested limited partnership interests in the Continuing US Investors Partnership.

(5)
Each of our named executive officers received Equity Performance Awards in 2021 and 2020. Each Equity Performance Award amounted to an allocation in the Net Economic Profits to be realized on royalties acquired by RP Holdings. We consider these awards to have a fair value of zero on the date of grant and consequently we have not included any amount of compensation for awards granted in this Summary Compensation Table disclosure.

(6)	Mr. Hite joined the Manager in March 2020 and performed no services for Royalty Pharma or the Manager in 2019.
(7)	Dr. Urist became a named executive officer in 2021. Dr. Reddoch was previously considered to be a named executive officer in 2020 and 2019.
Grants of Plan-Based Awards
The Manager did not make any grants of cash incentive plan awards in 2021, 2020 or 2019. Equity Performance Awards were granted to our named executive officers in 2021 and 2020, but we consider these awards to have a fair value of zero as of the date of grant.
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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table provides information on the market value of Equity Performance Awards held by each of our named executive officers as of December 31, 2021.
Equity Performance Awards
Name	Market Value of Securities Underlying Outstanding Equity Performance Awards(1) ($)
Pablo Legorreta	108,574,037
Terrance Coyne	18,377,849
Christopher Hite	18,377,849
George Lloyd	18,377,849
Marshall Urist, M.D., Ph.D.	13,783,387
(1)
Represents an estimate of the aggregate net present value as of December 31, 2021 of each named executive officer’s Equity Performance Awards as described under “Equity Performance Awards.” For illustrative purposes, assuming the Equity Performance Awards became payable and were settled as of December 31, 2021, the aggregate number of Class A ordinary shares that would have been delivered to each of our named executive officers in respect of their Equity Performance Awards would have been as follows: for Mr. Legorreta, 2,806,303 Class A ordinary shares; for Mr. Coyne 474,964 Class A ordinary shares; for Mr. Hite, 474,964 Class A ordinary shares; for Mr. Lloyd, 474,964 Class A ordinary shares; and for Dr. Urist, 356,223 Class A ordinary shares. The actual amount realized by our named executive officers in respect of the Equity Performance Awards upon settlement will be reported in the Options Exercised and Stock Vested Table for the year of settlement of such awards. For additional details regarding Equity Performance Awards, see “Equity Performance Awards” above.

Option Exercises and Shares Vested in 2021
As we have never issued any options, our named executive officers had no option exercises during the year ended December 31, 2021. The named executive officer listed below had Equity Performance Awards vest during the year ended December 31, 2021.
	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Christopher Hite(1)	625,000	29,366,188
(1)
The value for Mr. Hite is based on the value of interests in Continuing Investors Partnerships that are exchangeable into 625,000 Class A ordinary shares received upon the vesting of Equity Performance Awards on March 23, 2021.

(2)
The value realized on vesting was calculated by multiplying the number of Class A ordinary shares that could have been acquired on vesting by the volume weighted average price of the Class A ordinary shares for the ten trading days immediately prior to such date.

Pension Benefits
We do not provide pension benefits to our named executive officers.
Nonqualified Deferred Compensation
We do not provide defined contribution plans for the deferral of compensation on a basis that is not tax-qualified.
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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Potential Payments upon Termination or Change in Control
The Manager maintains a separation pay plan that provides for an unspecified amount of separation pay upon a qualifying termination of employment, such as in connection with a reduction of force, job elimination or voluntary acceptance of a Manager-initiated termination.
Tax and Accounting Considerations
The Manager considers the impact of accounting implications and tax treatment of significant compensation decisions. As accounting standards and applicable tax laws change and develop, it is possible that the Manager may consider revising certain features of the executive compensation program to align with the overall compensation philosophy. However, these tax and accounting considerations are only one aspect of determining executive compensation, and should not unduly influence compensation program design elements that are consistent with the overall compensation philosophy and objectives. Accordingly, the Manager retains the discretion to design and implement compensation elements and programs that may not be tax deductible and/or that could have adverse accounting consequences.
Non-Competition and Non-Solicitation Agreements
Each of our named executive officers is party to a non-competition and non-solicitation agreement with the Manager under which he has agreed that for 18 months following termination of employment for any reason, he will not compete with the Manager or solicit the services of any person who is then an employee of Royalty Pharma or solicit any investor or potential investor in Royalty Pharma.
Management Agreement
We have entered into the Management Agreement with the Manager pursuant to which the Manager will receive a separate Operating and Personnel Payment for its provision of advisory and management services to our business. To the extent that the Manager outsources any of its functions we will pay the fees associated with such functions on a direct basis without profit to the Manager. See “Certain Relationships and Related Party Transactions—Management Agreement.”
Indemnification Agreements
We and the Manager, as applicable, have entered into indemnification agreements (or deed poll indemnities) with or as to each of the named executive officers and the Manager’s other officers and directors, as well as with individuals serving as directors or officers of the Manager’s subsidiaries, providing for the indemnification of, and advancement of expenses to, these persons to the fullest extent permitted by law. See “Certain Relationships and Related Party Transactions—Indemnification of Directors and Officers.”
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INDEPENDENT DIRECTOR EQUITY INCENTIVE PLAN	TABLE OF CONTENTS
Independent Director Equity Incentive Plan
We maintain our 2020 Independent Director Equity Incentive Plan (the “EIP”) in order to motivate and reward our independent directors to further the best interests of the Company and its shareholders.
Eligibility, Awards and Administration
The EIP provides for the grant of the following types of awards to independent directors of the Company: (i) market value options; (ii) share appreciation rights; (iii) restricted stock / restricted stock unit awards; (iv) performance awards (awards subject to performance conditions) and (v) other share-based awards.
For purposes of the EIP, a director is considered independent if he or she (i) is not a full- or part-time officer or employee of the Company, the Manager or any affiliate or subsidiary of either; (ii) is “independent” for purposes service on the Board within the meaning of the listing rules of Nasdaq; and (iii) was not appointed to the Board by the exercise of a power of appointment by a shareholder of the Company.
Subject to the terms of the EIP, awards can be granted in respect of our Class A ordinary shares, American Depositary Shares (“ADSs”), cash or a combination thereof. References in this section to our Class A ordinary shares will be deemed references to ADSs, as applicable.
The EIP is administered by the Management Development and Compensation Committee unless the Management Development and Compensation Committee designates one or more directors as a subcommittee who may act for the Management Development and Compensation Committee if necessary. The Board may also choose to administer the EIP itself.
Limitation on Awards
Subject to adjustment, the aggregate number of shares available for issuance under the EIP will not exceed 800,000 Class A ordinary shares.
Share Options
Nonstatutory share options may be granted under the EIP pursuant to stock option agreements adopted by the Management Development and Compensation Committee. The committee determines the exercise price for a share option, within the terms and conditions of the EIP, provided that the exercise price of a share option cannot be less than the fair market value of our Class A ordinary shares on the date of grant. Share options vest at the rate specified by the committee. The committee determines the term of share options granted under the EIP, up to a maximum of 10 years. The committee shall also determine the time or times at which a share option may be exercised in whole or in part, the methods by which, and the forms in which payment of the exercise price with respect to share options may be made or deemed to have been made, including cash, Class A ordinary shares, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, with any such payment having a fair market value on the exercise date equal to the relevant exercise price.
Share Appreciation Rights
Share Appreciation Rights (“SARs”) may be granted under the EIP pursuant to SAR agreements adopted by the Management Development and Compensation Committee, either alone or in connection with other awards granted under the plan. The exercise price per Class A ordinary share under a SAR shall be determined by the Committee, but will not be less than the fair market value of a Class A ordinary share on the date of grant. The term of each SAR shall be fixed by the committee but shall not exceed 10 years from the date of grant. The committee shall also determine the time or times at which a SAR may be exercised or settled in whole or in part.
Upon the exercise of a SAR, the Company shall pay to the recipient an amount equal to the number of Class A ordinary shares subject to the SAR multiplied by the excess, if any, of the per-share fair market value of such shares on the exercise date over the exercise price of such SAR. The Company shall pay such excess in cash, in Class A ordinary shares valued at fair market value, or any combination thereof, as determined by the Management Development and Compensation Committee.
Restricted Share and Restricted Share Units
Awards of restricted shares and restricted share units or “RSUs” may be granted under the EIP pursuant to a restricted share or RSU agreement adopted by the Management Development and Compensation Committee. The Committee shall determine the vesting schedule, whether any award of restricted shares or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights. With respect to RSUs, the committee shall determine the delivery schedule and the form or forms (including cash, shares or other property) in which payment may be made.
Independent Director Performance Awards
Performance awards may be granted under the EIP and may be denominated as a cash amount, a number of shares or a combination thereof. Performance awards may be earned upon achievement or satisfaction of performance conditions specified by the Management Development and Compensation Committee. The committee may specify that any other type of award shall constitute a performance award by conditioning
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INDEPENDENT DIRECTOR EQUITY INCENTIVE PLAN	TABLE OF CONTENTS
the right to exercise the award or have it settled, and the timing thereof, upon achievement or satisfaction of performance conditions. The committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the EIP, the committee may determine the length of any performance period, the goals to be achieved during any such period, the amount of any performance award and the amount of any payment or transfer to be made based on satisfaction of such goals. A performance award relating to shares shall not provide for the payment of any dividend (or dividend equivalent) with respect to those shares prior to the time at which such award (or a portion thereof), is earned.
Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Management Development and Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the committee may modify the minimum acceptable level of achievement, in whole or in part, as the committee deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from award to award, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative. The committee shall have the power to impose such other restrictions on awards as it may deem necessary or appropriate to ensure that such awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
Other Share-Based Awards
The Management Development and Compensation Committee is authorized, subject to limitations under applicable law, to grant such other awards under the EIP that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our Class A ordinary shares or factors that may influence the value of such shares. The committee shall determine the terms and conditions of such Awards.
Leavers
Unvested awards will usually lapse on termination of service (including voluntary departure) save for potentially different good leaver treatment. The effect of a participant’s termination of service on outstanding awards, including whether the awards may be exercised, settled, vested, paid or forfeited, will be determined by the Management Development and Compensation Committee and may be set forth in the participant’s award agreement.
Certain Transactions
In the event of certain corporate transactions, including a change of control, the Management Development and Compensation Committee may determine the appropriate treatment of an award, which may include (but is not limited to) it vesting in full, being settled in cash or being varied or replaced so as to relate to other assets (including shares in another company).
The number and type of securities subject to award and any exercise price may also be adjusted for various events that may affect the value of ordinary shares or ADSs and for changes in applicable laws, regulations or accounting principles.
Amendment and Termination
The Board may amend, alter, suspend, discontinue or terminate the EIP or any portion thereof at any time, subject to shareholder approval where required by applicable law or the rules of the stock market or exchange, if any, on which the shares are principally quoted or traded.
However, no such action by the Board that would materially adversely affect participants’ rights under an outstanding award may be taken without such participants’ consent, except to the extent that such action is made to cause the EIP to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or to impose any recoupment provisions on any awards in accordance with the EIP.
No award may be granted under the EIP after the earliest to occur of: (i) the tenth anniversary of the effective date of the EIP; provided that to the extent permitted by the listing rules of any stock exchange on which we are listed, such ten-year term may be extended indefinitely so long as the maximum number of shares available for issuance under the EIP have not been issued; (ii) the maximum number of shares available for issuance under the EIP have been issued; and (iii) the termination of the EIP by our Board.
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CEO PAY RATIO	TABLE OF CONTENTS
CEO Pay Ratio
We are providing the following information regarding the relationship between the annual total compensation of the median employee of the Manager and the annual total compensation of our Chief Executive Officer, Mr. Legorreta. We have selected December 31 of each fiscal year as the determination date for the calculation of the CEO pay ratio. Our methodology for identifying the median employee of the Manager for the 2021 determination date (December 31, 2021) included the following:
•
We collected total compensation information for 2021 from our payroll register for all employees of the Manager. Total compensation generally included an employee’s gross income, including wages, bonuses and other cash incentives.

•	We annualized total compensation for our new hires and for those employees on unpaid leave for any period of time during the respective measurement period.
•
We then sorted the total compensation for each employee (excluding our Chief Executive Officer) from lowest to highest and identified the employee who was paid the median 2021 annual total compensation amount.

Our analysis determined that the median employee of the Manager earned $373,719 in total compensation for 2021, determined utilizing the same methodology used to determine compensation paid to our Chief Executive Officer in 2021 for purposes of the Summary Compensation Table. Our Chief Executive Officer’s total compensation value as disclosed in the Summary Compensation Table for 2021, was $49,513,461. Our ratio of Chief Executive Officer to median employee pay was 132 to 1.
As the SEC rules allow for companies to adopt a wide range of methodologies to calculate their CEO pay ratio, the estimated ratio should not be used as a basis for comparison to that of other companies.
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REPORT OF THE AUDIT COMMITTEE	TABLE OF CONTENTS
REPORT OF THE AUDIT COMMITTEE
In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of our accounting and financial reporting processes and its internal and external audit processes. The Audit Committee has implemented procedures to ensure that it devotes the attention necessary to each of the matters assigned to it under its charter.
In discharging its oversight responsibility, the Audit Committee has reviewed and discussed our audited consolidated financial statements and related footnotes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the independent registered public accounting firm’s report on those financial statements, with management and with Ernst & Young, our independent registered public accounting firm. Management represented to the Audit Committee that our financial statements in our Annual Report on Form 10-K were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Audit Committee has discussed with Ernst & Young the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
As part of its responsibilities for oversight of risk management, the Audit Committee reviewed and discussed our policies with respect to risk assessment and risk management, including discussions of individual risk areas.
The Audit Committee recognizes the importance of maintaining the independence of our independent registered public accounting firm. Consistent with its charter, the Audit Committee has evaluated Ernst & Young’s qualifications, performance, and independence, including that of the lead audit partner. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee, and has discussed with Ernst & Young, its independence from the Company.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.
AUDIT COMMITTEE
Gregory Norden (Chair)
Catherine Engelbert
Henry Fernandez
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Proposal 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Audit Committee reviews the performance of the independent registered public accounting firm annually. In making the determination to appoint Ernst & Young LLP, the Audit Committee considered, among other factors, the independence and performance of Ernst & Young LLP, and the quality and candor of Ernst & Young LLP’s communications with the Audit Committee and management. Ernst & Young LLP has served as Royalty Pharma’s independent registered public accounting firm since 2022. Ernst & Young Global Limited’s Irish member firm, Ernst & Young previously served as the independent registered public accounting firm since our IPO and continues to serve as our statutory auditor in the United Kingdom.
At the Annual Meeting, our shareholders are being asked to ratify the appointment of Ernst & Young LLP as Royalty Pharma’s independent registered public accounting firm. Although the appointment of Ernst & Young LLP does not require ratification, the Board has directed that the appointment of Ernst & Young LLP be submitted to shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services
The following table shows the billed and expected to be billed fees for professional services rendered by Royalty Pharma’s independent registered public accounting firm for each of the fiscal years ended December 31, 2021 and 2020:
	2021 ($)	2020 ($)
Audit Fees(1)	2,861,880	3,695,402
Audit Related Fees(2)	—	242,000
Tax Fees(3)	515,789	531,567
Other Fees(4)	—	—
Total Fees	3,377,669	4,468,969
(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; consents and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2)	“Audit-related fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters.

(4)	“Other fees” includes fees for services other than the services reported in audit fees, audit-related fees and tax fees.
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PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	TABLE OF CONTENTS
Audit Committee Pre-Approval Policies for Audit and Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes that the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, is advisable and in the best interests of Royalty Pharma and our shareholders. Please note that this vote is advisory and not binding on us or the Board in any way. If Ernst & Young LLP is not ratified by our shareholders, the Audit Committee will review its future selection of Ernst & Young LLP as our independent registered public accounting firm. Even if the auditor is ratified, the Audit Committee may decide to change auditors.
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Proposal 4 VOTE TO RECEIVE U.K ANNUAL REPORT AND ACCOUNTS
The Board recommends that shareholders vote “FOR” to receive the U.K. Annual Report and Accounts for fiscal year ended December 31, 2021.
Under the U.K. Companies Act, we are required to present the U.K. Annual Report and Accounts at a meeting of shareholders, which include the U.K. statutory audited annual accounts and related directors' and auditor's reports for the fiscal year ended December 31, 2021 and we are providing our shareholders at the Annual Meeting an opportunity to receive the U.K. Annual Report and Accounts. The U.K. Annual Report and Accounts will be delivered to the Registrar of Companies in the U.K. following the Annual Meeting.
We will also provide our shareholders an opportunity at the Annual Meeting to ask relevant questions of the representative of Ernst & Young in attendance at the Annual Meeting.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes that receiving our U.K. Annual Report and Accounts is advisable and in the best interests of Royalty Pharma and our shareholders.
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Proposal 5 VOTE ON A NON-BINDING ADVISORY BASIS TO APPROVE THE U.K. DIRECTORS’ REMUNERATION REPORT
The Board recommends that shareholders vote “FOR” the approval of the U.K. Directors’ Remuneration Report for the fiscal year ended December 31, 2021.
In accordance with U.K. Companies Act, we are required to seek an annual non-binding advisory vote from our shareholders to approve the U.K. Directors' Remuneration Report (other than the U.K. Directors’ Remuneration Policy which was put to shareholders for a binding vote at the 2021 Annual Meeting), and we are therefore seeking, shareholders approval, on an advisory basis, of the U.K. Directors’ Remuneration Report. The report sets out the remuneration that has been paid to each person who has served as a director at any time during the fiscal year ended December 31, 2021.
We encourage shareholders to read the U.K. Directors’ Remuneration Report, which can be found in our U.K. Annual Report and Accounts.
As this vote is advisory and not binding, a vote against this proposal will not overrule any decisions made by our Board or our Management Development and Compensation Committee, or require our Board or our Management Development and Compensation Committee to take any action with respect to the remuneration decisions set out therein. However, our Management Development and Compensation Committee will take into account the outcome of the vote when considering future compensation decisions.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Please note that this vote is advisory and not binding on us, our Board or the Management Development and Compensation Committee in any way. Our Board believes that the adoption of the ordinary resolution approving the U.K. Directors’ Remuneration Report is advisable and in the best interests of Royalty Pharma and our shareholders.
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Proposal 6 VOTE TO APPROVE RE-APPOINTMENT OF OUR U.K. STATUTORY AUDITOR

The Board recommends that shareholders vote “FOR” the re-appointment of Ernst & Young as our U.K. statutory auditor to hold office until the conclusion of the next general meeting of shareholders at which the U.K. Annual Report and Accounts are presented to shareholders.

The statutory auditor of an English-incorporated company is responsible for conducting the statutory audit of such company's U.K. statutory accounts in accordance with the U.K. Companies Act.
Under the U.K. Companies Act, our U.K. statutory auditor must be appointed at each meeting at which the U.K. Annual Report and Accounts are presented to shareholders. Our current U.K. statutory auditor is Ernst & Young and our Audit Committee has approved their re-appointment to serve as our U.K. statutory auditor for 2021. We are asking shareholders to approve the re-appointment of Ernst & Young to hold office from the conclusion of the Annual Meeting until the conclusion of the next general meeting of shareholders at which the U.K. Annual Report and Accounts are presented to shareholders.
If the re-appointment of Ernst & Young as our U.K. statutory auditor is not approved at the Annual Meeting, the Board may appoint an auditor to fill the vacancy.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes, following a recommendation to this effect by our Audit Committee, that the re-appointment of Ernst & Young as our U.K. statutory auditor is advisable and in the best interests of Royalty Pharma and our shareholders.
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Proposal 7 VOTE TO AUTHORIZE THE BOARD OF DIRECTORS TO DETERMINE THE REMUNERATION OF OUR U.K. STATUTORY AUDITOR
The Board recommends that shareholders vote “FOR” authorizing them to determine our U.K. statutory auditor’s remuneration.
Under the U.K. Companies Act, the remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting.
We are asking our shareholders to authorize our Board to determine the remuneration of Ernst & Young in its capacity as our U.K. statutory auditor under the U.K. Companies Act in accordance with applicable law.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes that authorizing them to determine the remuneration of Ernst & Young as our U.K. statutory auditor is advisable and in the best interests of Royalty Pharma and our shareholders.
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Proposal 8 VOTE TO APPROVE THE TERMS OF THE AGREEMENTS AND COUNTERPARTIES PURSUANT TO WHICH WE MAY PURCHASE OUR CLASS A ORDINARY SHARES
The Board recommends that shareholders vote “FOR” the approval of the terms of the agreements and counterparties pursuant to which we may purchase our Class A ordinary shares.
Under the U.K. Companies Act, we, like other U.K. companies, are prohibited from purchasing our outstanding shares unless such purchase has been approved by a resolution of our shareholders. U.K. companies may purchase their own shares by “market” purchases or “off-market” purchases. Any purchase by a U.K. company of its own shares other than on a recognized investment exchange is considered to be an “off-market” purchase. NASDAQ, which is the only exchange on which our shares are traded, does not fall within the definition of a “recognized investment exchange” for the purposes of the U.K. Companies Act. As such, we may only conduct off-market purchases pursuant to a form of share repurchase contract, the terms of which have been approved by our shareholders. Shareholder authorization for share repurchases may only be for a maximum period of up to five years after the date of the relevant shareholder approval. Any approval by shareholders for the repurchase of shares would be further subject to one or more Board authorizations that would, among other terms, restrict the amount or monetary value of shares that can be repurchased and the time period over which shares may be acquired. The Board will exercise this authority only after careful consideration, taking into account prevailing market conditions, other investment opportunities and our overall financial position.
Our Board considers it prudent for us to have the flexibility to authorize a share repurchase program under which we would be able to effect off-market purchases of a certain number or value of our Class A ordinary shares. This share repurchase program may be implemented in conjunction with our brokers and other financial institutions and may be effected through open market transactions or privately negotiated transactions, including pursuant to agreements intended to comply with Rule 10b5-1 under the Exchange Act.
In order to ensure the effectiveness of any repurchase program that our Board may implement, and offer greater flexibility, we are seeking shareholder approval of the terms of two forms of share repurchase contracts.
We are also seeking approval for two forms of share repurchase contracts which may be entered into with the Approved Counterparties (as defined below) (the “Repurchase Contracts”).
•
One form of agreement provides that we may instruct the Approved Counterparty from time to time to purchase for resale to us such number of our Class A ordinary shares and at such price(s) as we may instruct from time to time, subject to the conditions and limitations specified in the form of agreement itself and in Rule 10b-18 under the Exchange Act. The Approved Counterparty would receive a commission for any share purchases effected pursuant to this agreement. The agreement provides that the Approved Counterparty will purchase our Class A ordinary shares as principal and sell any Class A ordinary shares so purchased to us.

•
The other form of agreement is a form of repurchase plan that provides us with the ability to periodically repurchase a specified dollar amount of our Class A ordinary shares each day through the Approved Counterparty if the Class A ordinary shares are trading below a specified price pursuant to a purchase agreement intended to comply with Rule 10b5-1 under the Exchange Act. The amount to be purchased each day, the limit price and the total amount that may be purchased under the agreement will be determined at the time the plan is executed. Adopting a repurchase plan that satisfies the conditions of Rule 10b5-1 allows us to repurchase our shares at times when we might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. The Approved Counterparty may receive a commission pursuant to this agreement. The agreement provides that the Approved Counterparty will purchase our Class A ordinary shares as principal and sell any Class A ordinary shares so purchased to us.

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PROPOSAL 8 - VOTE TO APPROVE THE TERMS OF THE AGREEMENTS AND COUNTERPARTIES PURSUANT TO WHICH WE MAY PURCHASE OUR CLASS A ORDINARY SHARES	TABLE OF CONTENTS
We may only enter into the Repurchase Contracts with counterparties approved by our shareholders. Accordingly, we are seeking approval to conduct share repurchases through the following counterparties (or their subsidiary undertakings (as defined in section 1162 of the U.K. Companies Act) or affiliates (as defined in Rule 12b-2 of the Exchange Act) from time to time) (collectively, the “Approved Counterparties”):
• BofA Securities, Inc. • Citigroup Global Markets Inc. • Goldman Sachs & Co. LLC • J.P. Morgan Securities LLC • Morgan Stanley & Co. LLC • Truist Securities, Inc.	• DNB Markets, Inc. • SVB Securities LLC • Scotia Capital (USA) Inc. • TD Securities (USA) LLC • Academy Securities, Inc. • AmeriVet Securities, Inc.	• Blaylock Van, LLC • Cabrera Capital Markets LLC • R. Seelaus & Co., LLC • Samuel A. Ramirez & Company, Inc. • Siebert Williams Shank & Co., LLC • Tigress Financial Partners, LLC	• Cowen and Company, LLC • Evercore Group L.L.C. • UBS Securities LLC • Jefferies LLC
We are also seeking authority for all and any of our directors to enter into, complete and do all things necessary to effect each of the Repurchase Contracts for and on behalf of us.
Approval of the Repurchase Contracts and counterparties does not constitute the approval of any share repurchase program or the amount or timing of any share repurchase activity, which will be at the discretion of our Board. There can be no assurance as to the duration, amount, or timing of any such repurchases under our authorized share repurchase program. Any repurchases of our Class A ordinary shares pursuant to this authority would be conducted in accordance with all applicable U.S. and U.K. laws. Under the U.K. Companies Act, shares repurchased may be held in treasury or may be cancelled. If the terms of the Repurchase Contracts are approved by our shareholders and shares are repurchased under such agreements, we will decide at the time of purchase whether to cancel them immediately or to hold them in treasury. If the forms of contract and counterparties do not receive shareholder approval, we will not be able to repurchase any of our Class A ordinary shares until such time as an alternative procedure enabling us to make “off-market” purchases is obtained.
The authorization to approve the terms of the Repurchase Contracts and the counterparties thereto and to authorize our directors to enter into, complete and do all things necessary to effect each of the Repurchase Contracts, if granted, will be valid for five (5) years after the date the resolution is passed by our shareholders.
Each of the Repurchase Contracts will be made available in accordance with the U.K. Companies Act for inspection by our shareholders (i) at our registered office for not less than 15 days ending with the date of the Annual Meeting and (ii) at the Annual Meeting itself.
Recommendation and Required Vote
For the terms of the Repurchase Contracts and the counterparties thereto to be approved, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes that the terms of each of the Repurchase Contracts and the authorization to our directors to enter into, complete, and do all things necessary to effect the Repurchase Contracts are advisable and in the best interests of Royalty Pharma and our shareholders.
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GENERAL INFORMATION	TABLE OF CONTENTS
GENERAL INFORMATION
This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Royalty Pharma plc for use at our 2022 Annual Meeting of Shareholders.
2022 Annual Meeting Date and Location
Royalty Pharma’s 2022 Annual Meeting which will start at 9:00 a.m., U.S. Eastern Daylight Time, on June 23, 2022, will be our second Annual Meeting, and will be held at 110 East 59th Street, New York, New York. References in this Proxy Statement to the Annual Meeting also refer to any adjournments or changes in location of the meeting, to the extent applicable.
Question and Answer Session
We have structured our Annual Meeting so that it provides shareholders with the ability to ask questions in accordance with the meeting rules and procedures, which will be made available at our Annual Meeting.
Delivery of Proxy Materials
These materials were first sent or made available to shareholders on, or about, April 28, 2022. If you previously chose to receive proxy material by e-mail, we have arranged to have these materials delivered to you in accordance with that election. Shareholders may request to receive proxy materials electronically by e-mail during the voting period. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you, as well as solicitation costs, if any. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
If your shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the registered shareholder of record, and we are sending this Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.
Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. If your shares are held by a broker or by another nominee, you are considered the beneficial owner of these shares even though they are held in “street-name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. The 16-digit control number on your proxy card, Notice or voting instruction card will allow you to vote your shares. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.
Each registered shareholder will receive one copy of the Notice of Internet Availability per account even if at the same address, while most banks and brokers will deliver only one copy of such Notice of Internet Availability to consenting “street-name” shareholders (you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces our printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee. Similarly, “street-name” shareholders who receive multiple copies of the Notice of Internet Availability at a single address may request that only a single copy be sent to them in the future by contacting their bank, broker or other nominee. If you hold your shares in “street-name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares.
Please follow the voting instructions provided by the bank or broker. Brokers, banks and other nominees who hold shares on behalf of their beneficial owners may not give a proxy to Royalty Pharma plc to vote those shares with respect to any proposals other than Proposals 3 and 6, without specific voting instructions from such beneficial owners.
Any votes cast by street-name shareholders or brokers, banks or other nominees will be treated as though they were votes cast by the shareholder of record. You may not vote shares held in street-name by returning a proxy card directly to Royalty Pharma plc or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Any votes cast pursuant to a “legal proxy” will be treated as though they were cast by the shareholder of record.
Procedural Matters
You can vote at the Annual Meeting or any adjournment or postponement thereof if you are a shareholder of record or beneficial owner of our shares on April 12, 2022 (the “Record Date”). In addition, provisions under our Articles of Association allow shareholders of record as of 9:00 a.m., U.S. Eastern Daylight Time, on June 21, 2022, to vote at the Annual Meeting (the “CA Record Date”).
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GENERAL INFORMATION	TABLE OF CONTENTS
Beneficial owners must comply with the April 12, 2022 Record Date, as the CA Record Date only applies to shareholders of record. As of April 12, 2022, there were 435,316,420 Class A ordinary shares and 171,861,661 Class B ordinary shares outstanding. Each of our shares entitles its holder to one vote on all matters on which holders of such shares have the right to vote. Shareholders do not have cumulative voting rights.
Voting Procedures
Registered shareholders: Registered shareholders may vote their shares in person, by phone, via the internet or by mail, as described below.
Beneficial owners whose shares are held in a brokerage account may vote by using the voting instruction form provided by the broker or by phone, the internet or in person as described below.
Beneficial owners whose shares are held by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or voting information form provided by the bank or, if made available by the bank, by phone, the internet or in person as described below.
Beneficial owners whose shares are held in a trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares in accordance with the provisions of such arrangement.
A beneficial owner can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the shares for him or her (typically a broker, bank or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its rights as a record holder to grant proxies or to vote at the in person Annual Meeting. Any person who is beneficially interested in shares held in the name of a depositary (or its nominee) and who completes a proxy card or otherwise votes at the Annual Meeting will, for the purposes of our Articles of Association, be doing so on behalf of the relevant depositary.
Vote by internet
Prior to the Annual Meeting – Shareholders of record and beneficial owners of our shares can vote via the internet 24 hours a day until 11:59 p.m., U.S. Eastern Daylight Time, on Wednesday, June 22, 2022.
Voting via the internet is permitted regardless of whether shareholders receive the Annual Meeting materials through the mail or via the internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior internet vote). Your internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Vote by phone
Prior to the Annual Meeting – Shareholders of record can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Vote by mail
Prior to the Annual Meeting – If you received this Proxy Statement by mail, simply sign and date the enclosed proxy card or voting instruction form and mail it according to the instructions in your proxy materials. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.
Tabulation of Votes
Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections.
Quorum Requirements and Effect of Abstention and Broker Non-Votes
There must be a quorum of at least two qualifying persons, present in person or by proxy, who together represent at least one-third of the voting rights attached to the shares entitled to vote, present for any business to be transacted at the Annual Meeting. A shareholder present in person, or by proxy, at the Annual Meeting, who abstains from voting on any or all proposals will be included in the determination of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum, as will broker non-votes. If less than a quorum is represented at the Annual Meeting, the meeting will be adjourned by the chair of the meeting, or as otherwise provided in our Articles of Association, to such other day and such other time and/or place as determined in accordance with our Articles of Association.
If you hold shares in “street name” through a broker, in some cases, your shares may be voted even if you do not provide your broker, bank or other nominee with voting instructions. At the Annual Meeting, a broker will not have discretionary authority to vote on any of the proposals
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in the absence of timely instructions from the beneficial owners, except for Proposal 3 (ordinary resolution to ratify our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021) and Proposal 6 (ordinary resolution to re-appoint Ernst & Young as our U.K. statutory auditor under the U.K. Companies Act).
Revocation of Proxies
Shareholders of record may revoke their proxy at any time before it is voted at the Annual Meeting by either:
•	Submitting another timely, later-dated proxy by mail;
•	Delivering timely written notice of revocation in accordance with our Articles of Association; or
•
Voting during the Annual Meeting and voting in person or via the internet. If your shares are held beneficially in street-name, you may revoke your proxy by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

Annual Meeting Admission
Participation at the Annual Meeting is limited to (a) a beneficial owner on the Record Date; and/or (b) a shareholder of record as of 9:00 a.m., U.S. Eastern Daylight Time on the CA Record Date. Beneficial owners must comply with the April 12, 2022 Record Date, as the June 21, 2022 CA Record Date only applies to shareholders of record.
Registration begins at 8:00 a.m., U.S. Eastern Daylight Time, on June 23, 2022, and you will be asked to present a valid picture identification and proof of share ownership as of the Record Date or CA Record Date. If you hold shares in a brokerage account, you must bring a copy of a brokerage account statement reflecting your share ownership as of the Record Date. If you plan to attend as the proxy or attorney of a shareholder, the shareholder must provide valid proof of your appointment no later than 11:59 p.m., U.S. Eastern Daylight Time, on June 22, 2022. If you plan to attend as a representative of a body corporate you must bring evidence of appointment to the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Cameras, recording devices and other electronic devices will not be permitted.
If it is determined that a change in the date, time or location of the Annual Meeting is advisable or required, an announcement of such changes will be made through a press release, additional proxy materials filed with the SEC, and on the Investor Relations section of our website. Please check this website in advance of the meeting date if you are planning to attend in person.
Announcement of the Voting Results
We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC shortly after the Annual Meeting. The results of the polls taken on the resolutions at the Annual Meeting and any other information required under the U.K. Companies Act will be made available on our website at www.royaltypharma.com under “Investors” as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.
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Additional Information
Solicitation of Proxies
The Proxy accompanying this Proxy Statement is solicited by our Board. Proxies may be solicited by our officers, directors and employees, none of whom will receive any additional compensation for their services. We have retained Alliance Advisors to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Alliance Advisors $12,000, plus reasonable out-of-pocket expenses, for proxy solicitation services.
Shareholder Proposals and Director Nominations
Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our 2023 proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so they are received by our General Counsel at the address provided below no later than the close of business on December 29, 2022.
Our Articles of Association provide for an advance notice procedure outside of SEC Rule 14a-8 for shareholders who wish to nominate persons for election to the Board or a proposal of business. Should an eligible shareholder or shareholders desire to nominate a candidate for director or propose any other business at the 2023 Annual Meeting, such shareholder must give us timely written notice. As required under our Articles of Association, to be timely for the 2023 Annual Meeting, a shareholder’s notice of a director nomination must be delivered to Royalty Pharma plc, c/o Company Secretary at The Pavilions, Bridgwater Road, Bristol, United Kingdom, BS13 8AE not earlier than the 120th day, no later than the 90th day before the anniversary of the date of the 2021 Annual Meeting. As a result, any nomination given by a shareholder pursuant to these provisions of our Articles of Association (and not pursuant to SEC Rule 14a-8) must be received no earlier than the close of business (5:00 p.m., U.S. Eastern Standard Time) on February 23, 2023, and no later than the close of business (5:00 p.m., U.S. Eastern Standard Time) on March 25, 2023, unless our 2023 Annual Meeting date occurs more than 30 days before or 60 days after June 23, 2023. In that case, notice of the nomination must be received by Royalty Pharma plc, c/o Company Secretary at The Pavilions, Bridgwater Road, Bristol, United Kingdom, BS13 8AE not earlier than close of business on the 120th day before the 2023 Annual Meeting and not later than the close of business on the date that is the later of (i) the 90th day before the 2023 Annual Meeting, and (ii) if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of the Annual Meeting, the 10th day following the day on which Royalty Pharma first publicly announces the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s nomination as described above. The shareholder’s nomination must comply with applicable laws and our Articles of Association, which is available to shareholders free of charge upon request to our General Counsel at the address provided below. Our Articles of Association is also available on our website at www.royaltypharma.com.
In addition to SEC Rule 14a-8 and our Articles of Association, Section 338 of the U.K. Companies Act provides that (i) shareholders representing 5% or more of the total voting rights of all shareholders (excluding voting rights attached to any treasury shares) or (ii) 100 or more persons (being either (A) members who have a right to vote at the 2023 Annual Meeting and hold shares in Royalty Pharma plc on which there has been paid up an average sum, per shareholder, of at least £100 or (B) persons satisfying the requirements set out in Section 153(2) of the U.K. Companies Act) have the right to require us to give shareholders notice of a resolution which may properly be moved and is intended to be moved at the 2023 Annual Meeting. Such requests, made by the requisite number of shareholders, must be received by us not later than six weeks before the 2023 Annual Meeting or, if later, the date on which notice of the 2023 Annual Meeting is given. In addition, requests may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given and must be authenticated by the person or persons making it. Requests are to be submitted to Royalty Pharma plc, c/o Company Secretary at The Pavilions, Bridgwater Road, Bristol, United Kingdom, BS13 8AE. Pursuant to Section 338 of the U.K. Companies Act, a resolution will not be moved if (i) it would, if passed, be ineffective (whether by reason of inconsistency with any enactment or our Articles of Association or otherwise); (ii) it is defamatory of any person; or (iii) it is frivolous or vexatious.
Notice of intention to submit a nomination or other proposal at the 2023 Annual Meeting and any request for a copy of our Articles of Association must be addressed to the General Counsel at Royalty Pharma plc, 110 East 59th Street, New York, New York, 10022, USA.
House Holding and Combining Accounts
Each registered shareholder (those that own shares in their own name on the books of our transfer agent) will receive one copy each of this Proxy Statement per account, even if at the same address.
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for Proxy Statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement and annual report to those shareholders. This process, which is commonly referred to as “house holding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize house holding, some intermediaries may be house holding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that it will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If you hold
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your shares through an intermediary that sent a single Proxy Statement and annual report to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to: 110 East 59th Street, New York, New York, 10022, USA or fax a request to +1 (212) 883-2260 (USA). You may also submit a request by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. If you hold your shares through an intermediary that is utilizing house holding and you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker or other nominee record holder.
Where You Can Find More Information
Our public internet site is www.royaltypharma.com. We make available free of charge, on our website at www.royaltypharma.com, under “Investors - Financial Information,” our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for our Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee. Copies of these charters and our Corporate Governance Guidelines (which includes the lead independent director role) and Code of Business Conduct and Ethics governing our directors, officers and employees are also posted on our website under “Investors - Governance”. Copies of these documents may be requested in print, at no cost, by telephone at +1 (212) 883-0200 or by mail at Royalty Pharma plc, 110 East 59th Street, New York, New York, 10022, USA, Attention: Investor Relations.
By Order of the Board of Directors,

George Lloyd Executive Vice President, Investments & General Counsel

April 28, 2022
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ROYALTY PHARMA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions electronically up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
If you would like to attend the Annual General Meeting and vote in person, please review the requirements in the accompanying proxy statement.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82708-P69676 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROYALTY PHARMA PLC

The Board of Directors recommends a vote FOR the election of all the nominees for Director in Proposal 1 - Election of Directors and FOR Proposals 2 – 8.

		For	Against	Abstain
1.	Election of Directors			
	Nominees:			
1a.	Pablo Legorreta	☐	☐	☐
1b.	Henry Fernandez	☐	☐	☐
1c.	Bonnie Bassler	☐	☐	☐
1d.	Errol De Souza	☐	☐	☐
1e.	Catherine Engelbert	☐	☐	☐
1f.	M. Germano Giuliani	☐	☐	☐
1g.	David Hodgson	☐	☐	☐
1h.	Ted Love	☐	☐	☐
1i.	Gregory Norden	☐	☐	☐
1j.	Rory Riggs	☐	☐	☐
2.	A non-binding advisory vote to approve executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D82709-P69676

ROYALTY PHARMA PLC
Annual General Meeting of Shareholders
June 23, 2022, 9:00 AM U.S. Eastern Daylight Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint each and any of Pablo Legorreta, Terrance Coyne and George Lloyd, as proxies, each with the power of substitution, and hereby authorize(s) each and any of them to represent and vote the ordinary shares of the undersigned with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Royalty Pharma plc to be held at 9:00 AM (U.S. Eastern Daylight Time) on June 23, 2022 at 110 East 59th Street, New York, New York 10022 and at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees for Director in Proposal 1 – Election of Directors and FOR Proposals 2, 3, 4, 5, 6, 7 and 8.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side